Exhibit 3.1

GLIMCHER REALTY TRUST

ARTICLES OF AMENDMENT AND RESTATEMENT
OF DECLARATION OF TRUST

GLIMCHER REALTY TRUST, a Maryland real estate investment trust (the “Trust”) existing under the Maryland Real Estate Investment Trust Law (the “Maryland REIT Law”), having its executive office at 180 East Broad Street, Columbus, Ohio 43215, desires to amend and restate its Declaration of Trust as currently in effect (as so amended and restated, the “Declaration”). The amendment to and restatement of the Declaration as herein set forth shall be effective and in force once duly approved by a majority vote of the Trust’s Board of Trustees (the “Board”) and approved, as required by law, by the Trust’s shareholders entitled to vote on such amendments.  The Trust hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Trust desires to and does for a second time amend and restate its Declaration of Trust as currently in effect and as hereinafter provided.

SECOND: The following provisions are all the provisions of this Declaration currently in effect and as hereinafter amended:

GLIMCHER REALTY TRUST

SECOND AMENDED AND RESTATED DECLARATION OF TRUST

Dated as of May 16, 2012

ARTICLE I

DEFINITIONS

SECTION 1.1     Definitions.  In addition to the other terms defined in this Declaration, as used in this Declaration, the following terms shall have the following meanings unless the context otherwise requires:

“Actual Owner” shall have the meaning given such term at Section 7.9(c) of this Declaration.

“Adviser” shall mean the Person, if any, appointed employed or contracted by the Trust pursuant to Section 5.1.

“Affiliate” or “Affiliated” shall mean, as to any corporation, partnership, joint venture, limited liability company, trust, association, or entity (other than the Trust), any Person (a) that holds beneficially, directly or indirectly, 5% or more of the outstanding stock or equity interests thereof or (b) who is an officer, director, partner or trustee thereof or of any Person which controls, is controlled by, or under common control with, such corporation, partnership, joint venture, limited liability company, trust or other association or entity or (c) which controls, is controlled by, or under common control with, such corporation, partnership, joint venture, limited liability company, trust or other association or entity.

“Beneficial Ownership” shall mean ownership of Securities by a Person, whether the interest in Securities is held directly or indirectly (including by a nominee), and shall include, but not be limited to, interests that would be treated as owned through the application of Code Section 544 (or any successor section), as modified by Code Section 856(h)(1)(B) (or any successor section) and interests treated as beneficially owned by the Person or a group in which the Person is a member as defined in Rule 13d-3, or such successor rule, under the Exchange Act.  The terms “Beneficial Owner”, “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Board” shall mean the Board of Trustees of Glimcher Realty Trust.

“Business Day” shall mean any calendar day other than Saturday, Sunday, and any calendar day that is a legal public holiday under Title 5 (or any successor provision) of the United States Code.

“Bylaws” shall mean the Trust’s Amended and Restated Bylaws, as hereinafter amended.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.10 herein, provided that each such beneficiary shall be an entity or organization described in Code Sections 501(c)(3) (or any successor section), 170(b)(1)(A) (other than clause (vii) or (viii) thereof) (or any successor section) and 170(c)(2) (or any successor section) and contributions to each such organization shall be eligible for deduction under each of Code Sections 170(b)(1)(A), 2055, and 2522 (or any applicable successor sections).

“Charitable Trust” shall mean any trust provided for in Section 7.9(a)(ii) and Section 7.10(a) herein.

“Charitable Trustee” shall mean each Person, who is neither an executive officer, Trustee nor a Prohibited Owner that is appointed by the Trust from time to time to serve as a trustee of a Charitable Trust as provided by Section 7.10.

“Code” shall mean the Internal Revenue Code of 1986, as amended, supplemented or restated from time to time, and any successor to such code.

“Common Shares” shall mean the Trust’s common shares of beneficial interest, par value $0.01, designated as such in the Declaration.

“Conflicting Provisions” shall have the meaning given such term at Section 12.3(a) of this Declaration.

“Constructive Ownership” shall mean ownership of Securities by a Person, whether the interest in Securities is held directly or indirectly (including by a nominee), and shall include any interests that would be treated as owned through the application of Code Section 318(a) (or any successor section), as modified by Code Section 856(d)(5) (or any successor section).  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Declaration” shall mean the Declaration of Trust of Glimcher Realty Trust, as amended and restated.

“Designated Tenant” shall have the meaning given such term at Section 7.16(b) of this Declaration.

“De Minimis Level” shall have the meaning given such term at Section 7.16(e) of this Declaration.

“Disqualified Constructive Owner” shall have the meaning given such term at Section 7.16(e) of this Declaration.

“Excepted Holder” shall mean a Shareholder for whom an Excepted Holder Limit is created by the Board, or a duly authorized committee thereof, pursuant to Section 7.9(d)(i), who is not a Disqualified Constructive Owner.

“Excepted Holder Limit” shall mean, provided that and only so long as the affected Excepted Holder complies with all of the requirements established by the Board, or a duly authorized committee thereof, pursuant to Section 7.9(d)(i), the percentage limit (in value or number of shares, whichever is more restrictive) for the ownership of Common Shares specifically or such other Shares as established by the Board, or a duly authorized committee thereof.

“Excess Shares” shall have the meaning given such term at Section 7.9(a)(ii)  of this Declaration.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and supplemented (inclusive of any successor statute or act).

“GAAP” shall mean Generally Accepted Accounting Procedures, as amended and supplemented.

“Market Price” with respect to Shares on any date shall mean the last reported sales price on the principal National Securities Exchange or consolidated transaction reporting system with respect to such Shares of the relevant class of series on the trading day immediately preceding the relevant date, or if the Shares of the relevant class or series are not then traded on a National Securities Exchange, the last reported sales price of Shares of the relevant class of series on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares of the relevant class or series may be traded, or if the Shares of the relevant class or series are not then traded over any exchange or quotation system, then the market price of the Shares of the relevant class or series on the relevant date as determined in good faith by the Board or a duly authorized committee thereof.

“Maryland REIT Law” shall mean the Maryland Real Estate Investment Trust Law, as amended, restated and supplemented.

“Mortgages” shall mean mortgages, deeds of trust or other security interests or encumbrances on or applicable to Real Property.

“National Securities Exchange” shall mean an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act, as amended, supplemented or restated from time to time, or any successor to such statute.

“Ownership Limit” shall mean (a) with respect to Common Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the Common Shares outstanding at the time of determination and (b) with respect to any other class or series of Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the Shares of such class or series outstanding at the time of determination.

“Person” shall mean an individual, corporation, any partnership or company, estate, trust (including a trust qualified under Code Sections 401(a) or 501(c)(17) (or any successor sections)), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Code Section 642(c) (or any successor provision), association, private foundation within the meaning of Code Section 509(a) (or any successor provision), banks, business trust, land trust, joint venture, or other entity, or any government agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act (or any successor provision).

“Preferred Shares” shall have the meaning given such term at Section 7.3(a) of this Declaration.

“Prohibited Owner” shall mean any Person who, but for the provisions of Sections 7.9(a)(ii), 7.9(d), or 7.10 would Beneficially Own or Constructively Own Shares in violation of Section 7.9(a)(i), and if appropriate in the context, shall also mean any Person who would have been the holder of record in the books of the Trust or the Trust’s transfer agent of Shares that the Prohibited Owner would have so owned.

“REIT” shall mean a “real estate investment trust” within the meaning of Section 856 of the Code (or any such successor section).

“Real Property” or “Real Estate” shall mean land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights of interests in land.

“Related Party Tenant” shall have the meaning given such term at Section 7.16(e) of this Declaration.

“REIT Provisions of the Code” shall mean Sections 856 through 858 of the Code and any successor or other provisions, relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Requesting Person” shall have the meaning given such term at Section 7.9(d)(i) of this Declaration.

“Securities” shall mean Shares or any stock, shares, general or limited partnership interests or other evidence of equity or beneficial or other interests in any entity, voting trust certificates, bonds, debentures, notes or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Series F Preferred Shares” ” shall have the meaning given such term at Section 7.3(b) of this Declaration.

“Series G Preferred Shares” ” shall have the meaning given such term at Section 7.3(c) of this Declaration.

“Securities of the Trust” shall mean any Securities issued by the Trust.

“Shares” shall mean transferable shares of beneficial interest of the Trust of any class or series.

“Shareholders” shall mean holders of record of outstanding Shares.

“Title 8” shall have the meaning given such term at Section 2.2 of this Declaration.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event (or any agreement to take any such actions or cause any such events) that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive distributions on Shares, including, without limitation, (a) any change in the capital structure of the Trust which has the effect of increasing the total equity interest of any Person in the Trust, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of (i) Code Section 318(a) (or any successor section), as modified by Code Section 856(d)(5) (or any successor section) or (ii) Code Section 544 (or any successor section), as modified by Code Section 856(h)(1)(B) (or any successor provision), (c)  the grant or exercise of any option or warrant (or any disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable), pledge, security interest or similar right to acquire Shares, (d) any disposition of any Securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right, and (e) transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares, in each case, whether voluntary or involuntary, whether owned of record or Beneficially Owned or Constructively Owned, and whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

“Trust” shall mean Glimcher Realty Trust, a Maryland real estate investment trust.

“Trustees” shall mean, collectively, the individuals named in Section 3.2 of the Declaration so long as they continue in office, all individuals hereinafter duly elected or appointed and who qualify as Trustees of the Trust hereunder, and all other individuals who have been duly elected and qualify as Trustees of the Trust hereunder.

“Trust Property” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trustees (including all rents, income, accounts, profits and gains therefrom), which is owned or held by, or for the account of, the Trust or the Trustees in their capacity as Trustees and members of the Board.

ARTICLE II

NAME AND FORMATION

SECTION 2.1       Name.  The name of the Trust is: Glimcher Realty Trust

So far as may be practicable, legal, and convenient, the business and affairs of the Trust shall be conducted and transacted under that name, which name (and the word “Trust” wherever used in this Declaration, except where the context otherwise requires) shall refer to the Trustees collectively, but not individually or personally, and shall not refer to the beneficiaries or Shareholders, or to any officers, employees or agents of the Trust or of such Trustees.

Under circumstances in which the Board determines that the use of the name “Glimcher Realty Trust” is not practicable, they may use any other designation or name(s) for the Trust. The Trust and the Board shall have the authority to operate under an assumed name or names in such state(s), political subdivision(s), or other jurisdiction(s) where it would not be legal, practical, or convenient to operate in the name of the Trust.  The Trust shall have the authority to file such assumed name certificates or other instruments in such places as may be required by applicable law to operate under such assumed name or names.

SECTION 2.2   Formation.  The Trust qualifies as a real estate investment trust under the Code and within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (“Title 8”).  The Trust shall not be deemed to be a general partnership, limited partnership, limited liability company, joint venture, joint stock company or, except as provided in Section 12.4 hereof, a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Code).

SECTION 2.3       Resident Agent and Principal Office. The name and address of the resident agent of the Trust in the State of Maryland is National Registered Agents, Inc. of MD, 836 Park Avenue, Second Floor, Baltimore, Maryland 21201. The resident agent is a Maryland corporation. The Board is authorized to appoint such successor agent(s) as necessary. The Trust may have such offices or places of business within or without the State of Maryland as the Board may from time to time determine.  The Board, or any duly authorized designee, shall be authorized to change the name of the resident agent or the principal office of such agent named herein.

SECTION 2.4       Powers and Purpose.  The Trust shall have all of the powers granted to real estate investment trusts generally by Title 8 or any successor statute and shall have any other and further powers as are not inconsistent with and are appropriate to promote and attain the purposes set forth in this Declaration.  The purpose for which the Trust is formed is to engage in any lawful act or activity, including, without limitation or obligation, to invest in and to acquire, hold, manage, administer, control and dispose of Real Property (including Mortgages), including, without limitation or obligation, engaging in business as a real estate investment trust under the Code.

ARTICLE III

TRUSTEES

SECTION 3.1       Number.  The current number of Trustees is ten (10), which number may hereafter be increased or decreased, from time to time, by the Trustees comprising the Board in accordance with the Bylaws; however, the total number of Trustees shall not be fewer than two (2) and not more than fifteen (15). No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of such Trustee’s term.

SECTION 3.2       Current Trustees, Election, and Classification.  The Trustees are currently divided into three classes, Class I, Class II, and Class III, that are nearly equal in number as possible. Each class of Trustees shall have three-year terms expiring on the date of the annual meeting of the Shareholders that occurs in the third year following the year the respective Trustee is elected.  At each annual meeting of Shareholders, the person or persons duly nominated to succeed the class of Trustees whose terms expire at such meeting shall stand for election to office of Trustee. For so long as the Trust’s Common Shares are publicly traded on a National Securities Exchange, at least a majority of the Trustees shall be independent, as determined by the rules and regulations of the National Securities Exchange on which the Common Shares of the Trust are primarily traded.  The current incumbent Trustees, the current class of each, and the year in which such person was initially elected are listed below:

Name	Class	Year Initially Elected
Timothy J. O’Brien	I	2007
Niles C. Overly	I	2004
William S. Williams	I	2004
Richard F. Celeste	II	2007
Wayne S. Doran	II	1999
Michael P. Glimcher	II	1997
Alan R. Weiler	II	1994
David M. Aronowitz	III	2006
Herbert Glimcher	III	1993
Howard Gross	III	2004

It shall not be necessary or required to list in this Declaration the names and address of any Trustees hereinafter elected.

SECTION 3.3       Resignation, Removal or Death of a Trustee.  Any Trustee may resign by written notice to the remaining incumbent Trustees, effective upon execution and delivery to the Trust of such written notice or upon the occurrence of any condition or future date specified in the notice. A Trustee may be removed at any time, (a) with or without cause, at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote in the election of Trustees and present in person or by proxy at any meeting of Shareholders called for that purpose or (b) with cause, by the unanimous vote, of all the other incumbent Trustees.  Upon the resignation or removal of any Trustee, or such Trustee otherwise ceasing to be a Trustee, such Trustee shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents as the remaining Trustees require for the conveyance of any Trust Property held in such Trustee’s name, and shall account to the remaining Trustees as they require for all property held by such Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall perform those acts.

For purposes of this section, cause, with respect to removal of any Trustee, shall mean only: (i) commission of an act of dishonesty directly involving the Trust or any Trust Affiliate, including, but not limited to, misappropriation of Trust Property or the funds or property of any Trust Affiliate, (ii) continued engagement in activities or conduct injurious to the reputation of the Trust or any Affiliate (as determined by a committee of independent Trustees exclusive of the Trustee(s) who is the subject of the removal consideration), (iii) continued refusal to perform the Trustee’s assigned duties and responsibilities as a member of the Board or any of its committees, (iv) a material violation or breach (as determined by a committee of independent Trustees exclusive of the Trustee(s) who is the subject of the removal consideration) of any agreement, policy, guideline, regulation, charter provision, rule, or code of the Trust or Board (including any committee thereof) that governs the conduct of the Trustee, (v) declaration of unsound mind by order of a court, (vi) commission of any act that constitutes an intentional misconduct or a knowing violation of law if such action in either event results in both an improper substantial personal benefit to such Trustee and a material injury to the Trust, or (vii) conviction of or pleading guilty or no contest to any felony under federal or state law or an offense involving moral turpitude.

SECTION 3.4       Legal Title.  Legal title to all Trust Property shall be vested in the Trustees, but they may cause legal title to any Trust Property to be held by or in the name of any Trustee (solely in such person’s role as a Trustee), or the Trust, or any other Person as nominee. The right, title, and interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveying documents have been executed and delivered pursuant to Section 3.3 or otherwise. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies, or places as the Trustee may deem necessary or desirable.

SECTION 3.5       Vacancies.  If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust, affect the enforceability or validity of this Declaration or the Bylaws, or the powers of the remaining Trustees hereunder (even if fewer than two Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) may be filled at any annual or regular meeting of the Board or at any special meeting of the Board called for that purpose, by a majority vote of the incumbent Trustees.  Unless otherwise required by applicable law, the Bylaws, or the Declaration, any individual so elected as Trustee to fill a vacancy created by the resignation, removal, or death of a Trustee shall hold office for the unexpired term of the Trustee he or she is replacing.

ARTICLE IV

POWERS OF THE BOARD

SECTION 4.1       General.  Subject to the express limitations herein or in the Bylaws, (a) the business and affairs of the Trust shall be managed under the direction of the Board and (b) the Board shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust as if they, in their own right, were the sole owners thereof. The Board may take any actions as in their sole judgment and discretion are necessary or desirable to conduct the business of the Trust. This Declaration shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of this Declaration or determination made in good faith by the Board concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board included in this Article IV shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Declaration or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland as now or hereafter in force.

The determination as to any of the following matters, made in good faith by or pursuant to the direction, instruction, or delegation by the Board consistent with this Declaration, shall be final and conclusive and shall be binding upon the Trust and every Shareholder, as hereinafter defined:  (i) the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, (ii) redemption of Shares or the payment of other distributions on Shares, (iii) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets, (iv) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged), (v) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust or of any Shares, (vi) the number of Shares of any class of the Trust, (vii) any matter relating to the acquisition, holding and disposition of any assets by the Trust, or (viii) any other matter relating to the business and affairs of the Trust or required or permitted by applicable law, the Declaration or Bylaws or otherwise to be determined by the Board.

SECTION 4.2       Specific Powers and Authority.  Subject only to the express limitations herein, and in addition to all other powers and authority conferred by this Declaration or by law, the Board, without any vote, action or consent by the Shareholders, shall have and may exercise or duly and lawfully delegate, at any time or times, in the name of the Trust or on its behalf the following powers and authorities:

(a)           Investments.  Subject to Section 9.5 and Article VI, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind (including, without limitation, Securities and Mortgages) wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by Trustees or other fiduciaries, or whether obligations the Trust acquires have a term greater or lesser than the term of office of any Trustee or the possible termination of the Trust, for such consideration as the Board may deem proper (including cash, property of any kind or Securities of the Trust), provided, however, that the Board shall take such actions as it deems necessary and desirable to comply with any requirements of Title 8 relating to the types of assets held by the Trust.

(b)           Sale, Disposition and Use of Property.  Subject to Article VI and Sections 9.5 and 10.2, to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Trust, the Board or officers of the Trust) or otherwise dispose of any or all of the Trust Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, Mortgages, financing statements, security agreements and other instruments executed and delivered for and on behalf of the Trust or the Board by one or more of the Trustees or by a duly authorized officer, employee, agent or nominee of the Trust, on such terms as they deem appropriate; to give consents and make contracts relating to the Trust Property and its use or other property or matters; to develop, improve, manage, use, alter, and otherwise deal with the Trust Property; and to rent, lease, license or hire from others (including Trustees or officers of the Trust) property of any kind.

(c)           Financing.  To borrow or in any other manner raise money for the purposes and on the terms determined or approved by the Board, and to evidence the same by issuance of Securities of the Trust, which may have such provisions as the Board determines or approves; to reacquire such Securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person (including Trustees or officers of the Trust to the extent permitted by applicable law); to mortgage, endorse, pledge, assign, grant security interests in or otherwise encumber the Trust Property to secure any such borrowings or Securities of the Trust, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization of obligors to the Trust.

(d)           Loans.  Subject to applicable law and the provisions of Section 9.5, to lend money or other Trust Property on such terms, for such purposes and to such Persons as the Board may determine.

(e)           Issuance of Securities.  To create and authorize the issuance, in shares, units or amounts of one or more types, series or classes, of Securities of the Trust, which may have such voting rights, dividends or interest rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange, or liquidation rights or other rights as the Trustees may determine, without vote of or other action by the Shareholders; to issue any type of Securities of the Trust, and any options, warrants, or rights to subscribe therefore, all without vote of or other action by the Shareholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Trustees determine; to list any of the Securities of the Trust on any National Securities Exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Trust.  The authority or power described in this subsection shall also include the Trustees’ power to reclassify or redesignate any previously issued class or series of Securities of the Trust.

(f)           Uncertificated Certificates for Securities. The Board may authorize the Trust to issue uncertificated Shares for some or all of any classes or series of Shares or Securities of the Trust; provided such resolutions shall not apply to issued Shares represented by a certificate until the certificate is surrendered to the Trust and the authorization shall not apply to or prohibit a certificated Share issued in exchange for an uncertificated Share.

(g)           Expenses and Taxes.  To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Board, for carrying out the purposes of this Declaration and conducting the business of the Trust, including compensation, benefits, or fees to Trustees, officers, employees and agents of the Trust, and to Persons contracting with the Trust, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Trust, the Trust Property, or the Trustees in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

(h)           Collection and Enforcement.  To collect, sue for and receive money or other property due to the Trust or any Trust Affiliate; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests, or things relating to the Trust, the Trust Property, or the Trust’s affairs; to exercise any rights and enter into any agreements, and take any other action necessary or desirable in connection with the foregoing.

(i)           Deposits.  To deposit funds or Securities constituting part of the Trust Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Trustees determine.  This power shall impose no responsibility or liability on the Trustees individually or the Board for any loss which may occur by reason of the failure, negligence, or malfeasance of the person or entity with whom funds, Securities of the Trust, or other Trust Property have been deposited properly to account or safeguard such funds, Securities of the Trust, or other Trust Property.

(j)           Allocation; Accounts.  To determine whether money, profits or other assets of the Trust shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Trust Property in such amounts and by such methods as they determine; to determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Trust shall be maintained; and to allocate to the Shareholders equity account less than all of the consideration paid for Shares and to allocate the balance to paid-in capital or capital surplus.

(k)           Valuation of Property.  To determine the value of all or any part of the Trust Property and of any services, Securities of the Trust, property or other consideration to be furnished to or acquired by the Trust, and to revalue all or any part of the Trust Property, all in accordance with such information as is reasonable, in their sole judgment.

(l)           Ownership and Voting Powers.  To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities of the Trust, Real Estate and other Trust Property to the same extent that an individual owner might including, without limitation, to vote or give any consent, request, or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

(m)           Trustees, Officers, Etc.; Delegation of Powers. To elect, appoint, employ, or remove such officers for the Trust and such committees of the Board of Trustees with such powers and duties as the Board may determine or the Trust’s Bylaws provide; to engage, employ or contract with and pay compensation or benefits to any Person (including, subject to Section 9.5, any Trustee and any Person (who is an Affiliate of any Trustee or officer of the Trust) as agent, representative, Adviser, members of an advisory board, employee or independent contractor (including advisers, consultants, transfer agents, registered or statutory agents, registrars, underwriters, accountants, attorneys at law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Trustees may determine; to delegate or reassign to one or more Trustees, officers or other Persons engaged or employed as aforesaid or to committees of Trustees or to the Adviser, the performance of acts or other things (including granting of consents), the making of decisions (including those relating to the matters and powers set forth in this Section 4.2) and the execution of such deeds, contracts or other instruments, either in the names of the Trust, the Trustees or as their attorneys or otherwise, as the Board may determine; and to establish such committees as it deems appropriate.

(n)           Associations.  Subject to Section 9.5, to cause the Trust to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships, or associations of any kind.

(o)           Reorganizations, Etc.  Subject to Section 10.2, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Trust Property or carry on any business in which the Trust shall have an interest; to merge or consolidate the Trust with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Trust Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Trust holds, or is about to acquire, Securities or any other interests.

(p)           Insurance.  To purchase and pay for out of Trust Property, insurance policies insuring the Trust and the Trust Property against any all risks, and insuring the Shareholders, Trustees, officers, employees and agents of the Trust individually against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted (including those alleged to constitute misconduct, gross negligence, reckless disregard of duty or bad faith) by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against such claim or liability.

(q)           Compensation, Pension and Other Plans.  To adopt and implement compensation, pension, profit sharing, stock option, stock bonus, stock purchase, stock appreciation rights, savings, thrift, retirement, incentive or benefit plans, trusts or provisions, applicable to any or all Trustees, officers, employees or agents of the Trust or Trust Affiliates, or to other Persons who have benefitted the Trust, all on such terms and for such purposes as the Board may determine.

(r)           Distributions.  To declare and pay dividends or other distributions to Shareholders, subject to Section 7.4.

(s)           Indemnification.  In addition to the indemnification provided for in Section 9.4, to cause the Trust to indemnify any Person, including any Adviser or independent contractor, with whom the Trust has dealings.

(t)           Charitable Contributions.  To the extent permitted under prevailing law, to make donations for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes, regardless of any direct benefit to the Trust.

(u)           Discontinue Operations; Bankruptcy. To discontinue the operations of the Trust (subject to Section 11.2); to petition or apply for relief under any applicable provisions of foreign, federal, or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Trust Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Trust or the Board or otherwise defending or responding to such foreclosure; to confess judgment against the Trust; or to take such other action with respect to indebtedness or other obligations of the Board, in such capacity, the Trust Property or the Trust as the Board in its discretion may determine.

(v)           Termination of Status. To terminate the status of the Trust as a real estate investment trust under the REIT Provisions of the Code.

(w)           Fiscal Year.  Subject to limitations under the Code, to adopt and, from time to time, change a fiscal year for the Trust.

(x)           Seal.  To adopt and use a seal, provided that the use of a seal shall not be required for the execution of documents, instruments, or obligations of the Trust.

(y)           Bylaws.  To adopt, implement and from time to time amend the Bylaws relating to the business and organization of the Trust which are not, and shall not be, inconsistent with the provisions of this Declaration.

(z)           Compliance with Ownership Requirements. The Board shall have and may exercise, on behalf of the Trust, without limitation, the power to determine compliance with any restriction or limitations on ownership and transfer of Shares stated in this Declaration.

(aa)           Voting Trust.  To participate in, and accept Securities issued under or subject to, any voting trust.

(ab)           Proxies.  To solicit proxies of the Shareholders at the expense of the Trust.

(ac)           Further Powers.  To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which the Board deems necessary, useful or desirable to carry on the business of the Trust or to carry out the provisions of this Declaration, even if such powers are not specifically provided hereby.

SECTION 4.3         Determination of Best Interest of Trust. In determining what is in the best interest of the Trust, a Trustee and the Board collectively shall consider the interests of the Shareholders of the Trust and applicable legal requirements (including contractual obligations to parties other than the Shareholders) and, in the absolute discretion of a Trustee or the Board, as applicable, may consider: (a) the interests of the employees, suppliers, creditors and customers of the Trust or any of its Affiliates, (b) the economy of the states or nations in which the Trust or its Affiliates operate, (c) community and societal interests, and (d) the long-term as well as short-term interests of the Trust and its Shareholders, including the possibility that these interests may be best served by the continued independence of the Trust.

ARTICLE V

ADVISER

SECTION 5.1         Appointment.  The Board is responsible for setting the general policies of the Trust and for the general supervision of its business conducted by officers, agents, employees, advisers or independent contractors of the Trust. However, the Trustees are not required personally to conduct the business of the Trust, and they may (but need not) appoint, employ or contract with any Person (including, subject to Section 9.5, a Person Affiliated with any Trustee) as an Adviser and may grant or delegate such authority to the Adviser as the Board may, in its sole discretion, deem necessary or desirable. The Board may determine the terms of retention and the compensation of the Adviser and may exercise broad discretion in allowing the Adviser to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions which conform to general policies and principles established by the Board.

SECTION 5.2         Affiliation and Functions.  The Board, by resolution or in the Bylaws, may provide guidelines, provisions, or requirements concerning the affiliation and functions of the Adviser.

ARTICLE VI

INVESTMENT POLICY

The fundamental investment policy of the Trust is to make investments in such a manner as to comply with the REIT Provisions of the Code and with the requirements of Title 8, with respect to the composition of the Trust’s investments and the derivation of its income. Subject to Section 4.2(v), the Board will use its best efforts to carry out this fundamental investment policy and to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for tax treatment provided in the REIT Provisions of the Code; however, no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 9.2. The Board may change from time to time by resolution or in the Bylaws, such investment policies as it determines to be in the best interests of the Trust, including adding or deleting prohibitions or restrictions upon certain types of investments.

ARTICLE VII

SHARES

SECTION 7.1         Shares.  The beneficial interest in the Trust shall be divided into Shares. The total number of Shares which the Trust has authority to issue is 250,000,000, $.01 par value per share, and shall consist of common Shares and such other types or classes of Securities of the Trust as the Trustees may create and authorize from time to time and designate as representing a beneficial interest in the Trust. Shares may be issued for such consideration as the Trustees determine or, if issued as a result of a Share dividend or Share split, without any consideration, in which case all Shares so issued shall be fully paid and nonassessable by the Trust.

SECTION 7.2         Common Shares.  Common Shares shall have a par value of $0.01 per share and shall entitle the holders to one vote per share on a non-cumulative basis on all matters upon which Shareholders are entitled to vote pursuant to Section 8.4, and Shares of a particular class of issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, preemptive, appraisal, conversion or exchange rights. The Board may classify or reclassify any unissued Common Shares by setting or changing the number, designation, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of any such Common Shares and in such event, the Trust shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Maryland law.

SECTION 7.3         Preferred Shares.

(a)         The Board is hereby expressly granted the authority to authorize from time to time the issuance of one or more series of preferred Shares (“Preferred Shares”) and with respect to any such class or series to fix the numbers, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series. The Board may classify or reclassify any unissued Preferred Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of any such Preferred Shares and in such event, the Trust shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Maryland law.

(b)         The Trust has previously classified Two Million Eight Hundred Thousand (2,800,000) Preferred Shares as 8.75% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series F Preferred Shares”). A description of the Series F Preferred Shares, including the designations, preferences, rights, powers, restrictions, limitations and duties applicable to such Series F Preferred Shares, is set forth in Exhibit A hereto.

(c)         The Trust has previously classified Ten Million Four Hundred Thousand (10,400,000) Preferred Shares as 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series G Preferred Shares”).  A description of the Series G Preferred Shares, including the designations, preferences, rights, powers, restrictions, limitations and duties applicable to such Series G Preferred Shares, is set forth in Exhibit B hereto.

SECTION 7.4         Dividends or Distributions.  The Board may from time to time declare and pay to Shareholders such dividends or distributions in cash, property or other assets of the Trust or in Securities of the Trust or from any other source as the Board in its discretion shall determine. The Board shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the REIT Provisions of the Code; however, Shareholders shall have no right to any dividend or distribution unless and until declared by the Board. The exercise of the powers and rights of the Board pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. Notwithstanding any other provision in this Declaration, no determination shall be made by the Board nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Code Section 856(a)(2) (or any successor section or provision) or which would cause any distribution to constitute a preferential dividend as described in the Code or the REIT Provisions of the Code.  The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

SECTION 7.5         General Nature of Shares.  All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration or in the resolution(s) creating any class or series of shares. The legal ownership of the Trust Property and the right to conduct the business of the Trust are vested exclusively in the Board as described in this Declaration and permitted under applicable law; the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares and shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Property. The death or incapacity of a Shareholder shall not terminate the Trust or give such Shareholder’s legal representative any rights against other Shareholders, one or more of the Trustees, or the Trust Property, except the right (if applicable), exercised in accordance with applicable provisions of the Bylaws, to receive a new certificate for Shares in exchange for the certificate held by the deceased Shareholder. The Trust is entitled to treat as Shareholders only those persons or entities in whose names Shares are registered as holders of Shares on the beneficial ledger of the Trust.

SECTION 7.6         Fractional Shares. The Trust may, without the consent or approval of the Shareholders, issue fractional shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of Share by the person entitled to it, declare dividends on a fractional Share, or pay cash for the fair value of a fraction of a Share.

SECTION 7.7         The Declaration and Bylaws. All Shareholders, and their interest in the Shares, are subject to the provisions of the Declaration and the Bylaws.

SECTION 7.8         Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest of the Trust hereafter authorized, the Board shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of the Shareholders.

SECTION 7.9         Limitations on Holdings; Redemption of Shares; and Transfers of Shares.

(a)  Restrictions and Limitations on Ownership.

(i)   Basic Restrictions.

(A)            No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit.

(B)            No Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(C)            No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Trust being “closely held” within the meaning of Code Section 856(h), or any successor section (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, without limitation, Beneficial Ownership or Constructive Ownership that would result in the Trust owning (of record, Beneficially, or Constructively) an interest in a tenant that is described in Code Section 856(d)(2)(B) (or any successor section) if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Code Section 856(c) (or any successor section).

(D)            Subject to Section 7.12, notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of a National Securities Exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being Beneficially Owned by less than 100 Persons (determined under the principles of Code Section 856(a)(5) or any successor section) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(ii)       Transfer in Trust or Voided Transfer.  If any Transfer of Shares occurs (whether or not such Transfer is the result of a transaction entered into through the facilities of a National Securities Exchange or automated inter-dealer quotation system) which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.9(a)(i)(A), Section 7.9(a)(i)(B), or 7.9(a)(i)(C), as applicable, then: (A) that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.9(a)(i)(A), Section 7.9(a)(i)(B), or Section 7.9(a)(i)(C) (rounded upward to the nearest whole Share, and such excess Shares, including as so rounded, the “Excess Shares”) shall be deemed to be automatically transferred to a Charitable Trust or Charitable Trusts for the benefit of a Charitable Beneficiary, as described in Section 7.10, effective as of the close of business on the Business Day prior to the date such Transfer is deemed by the Trust to have occurred pursuant to applicable law or regulations or at such other time determined by the Board, and such Person shall acquire no rights in the Excess Shares; or (B) to the fullest extent permitted by applicable law, the Transfer of Excess Shares shall be deemed to be void ab initio, in which case, the intended transferee shall acquire no rights in the Excess Shares.

(b)           Remedies for Breach.  If the Board or any duly authorized committee thereof shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 7.9(a)(i) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 7.9(a)(i) (whether or not such violation is intended), the Board or a committee thereof may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or the Trust’s transfer agent, or instituting proceedings to enjoin such Transfer or other event and such Person shall be liable, without limitation, for all costs incurred in connection therewith and pursuant to Section 12.7, including the costs and expenses of the Charitable Trustee.  This Section 7.9(b) shall not in any way limit the provisions of Section 7.9(a)(ii).

(c)           Owners Required to Provide Information.  Every Shareholder of five percent (5%) or more of the Shares of any series or class outstanding at the time of determination, within thirty (30) days after the end of each taxable year and also within three (3) Business Days after a request from the Trust, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned, and a description of the manner in which such Shares are held; provided that a Shareholder who holds Shares as nominee for another Person, which other Person is required to include in its gross income the distributions received on such Shares (an “Actual Owner”), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the Shareholder is nominee.  Each such Shareholder and each Actual Owner shall provide to the Trust such additional information as the Trust may request in order to determine the Trust’s status as a REIT, to determine the Trust’s compliance with other applicable laws or requirements of any governmental authority or to ensure compliance with Section 7.9(a)(i).  Each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Shareholder) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT, to determine the Trust’s compliance with other applicable laws or requirements of any governmental authority and to comply with requirements of any taxing authority or other governmental authority or to determine such compliance.

(d)       Exceptions.

(i)            The Board, in its sole discretion, may grant to any Person who makes a request therefor (a “Requesting Person”) an exception to the Ownership Limit (or one or more elements thereof) with respect to the ownership of any series or class of Shares, subject to the following conditions and limitations: (A) the Board shall have determined, in its discretion, that: (1) the Beneficial Ownership or Constructive Ownership of Shares by such Person or Shareholder in excess of the Ownership Limit would not violate Section 7.9(a)(i)(C), (2) the Requesting Person does not and will not actually own or Constructively Own, an interest in a tenant of the Trust (or a tenant of any Affiliate of the Trust) that would cause the Trust to actually own or Constructively Own, more than a 9.8% interest (as set forth in Code Section 856(d)(2)(B) or any successor section) in such tenant, (3) the Requesting Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exception requested hereunder (together with the ownership of Shares by all other Persons as permitted under this ARTICLE VII, taking into account any previously granted exceptions pursuant hereto) would not cause a default under the terms of any contract to which the Trust or any of its Affiliates is a party or reasonably expects to become a party, and (4) the Requesting Person’s ownership of Shares in excess of the Ownership Limit pursuant to the exception requested hereunder (together with the ownership of Shares by all other Persons as permitted under this ARTICLE VII, taking into account any previously granted exceptions pursuant hereto) is in the best interests of the Trust; and (B)(1) prior to granting any exception pursuant to this Section 7.9(d)(i), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as they may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT and (2) such Requesting Person provides to the Board, for the benefit of the Trust, such representations and undertakings, if any, as the Board may, in its discretion, determine to be necessary in order for it to make the determination that the conditions set forth in Section 7.9(d)(i)(A) have been and/or will continue to be satisfied (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Requesting Person with respect to the Constructive Ownership of one or more other classes or series of Shares not subject to the exception), and such Requesting Person agrees that any violation of such representations and undertakings or any attempted violation thereof will give rise to the application of the remedies set forth in Section 7.9(a)(ii) and Section 7.9(b) with respect to Shares held in excess of the Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Requesting Person (determined without regard to the exception granted such Requesting Person under this Section 7.9(d)(i)).  If a Trustee requests that the Board grant an exception pursuant to this Section 7.9(d) with respect to such member, or with respect to any other Person if such member of the Board would be considered to be the Beneficial Owner or Constructive Owner of Shares owned by such other Person, such Trustee shall not participate in the decision or vote of the Board as to whether to grant any such exception.

(ii)           In determining whether to grant any exemption pursuant to Section 7.9(d)(i), the Board may, but need not, consider, among other factors, (A) the general reputation and moral character of the Requesting Person, (B) whether ownership of Shares would be direct or through ownership attribution, (C) whether the Requesting Person’s ownership of Shares would interfere with the conduct of the Trust’s business, including, without limitation, the Trust’s ability to acquire additional properties or additional investments in issuers currently invested in by the Trust or other issuers, (D) whether granting an exemption for the Requesting Person would adversely affect any of the Trust’s existing contractual arrangements, (E) whether the Requesting Person to whom the exception would apply has been approved, as necessary and if required, as an owner of the Trust by all regulatory or other governmental authorities who have jurisdiction over the Trust, and (F) whether the Requesting Person to whom the exemption would apply is attempting to change control of the Trust or affect its policies in a way which the Board of Trustees, in its discretion, considers adverse to the best interest of the Trust or the Shareholders.  The Board also may set such terms, restrictions, or limits on any exemption granted pursuant to Section 7.9(d)(i) as it determines in its sole discretion.  Nothing in this 7.9(d)(ii) shall be interpreted to mean that the Board may not act in its discretion in making any determination under Section 7.9(d)(i).

(iii)          Subject to Section 7.9(a)(i)(C), an underwriter, promoter, or initial purchaser that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement as determined by the Board.

SECTION 7.10       Transfer of Excess Shares

(a)           Ownership in Trust.  Upon any purported Transfer or other event described in Section 7.9(a)(ii) that results in a transfer of Shares to a Charitable Trust, or if Shares become Excess Shares pursuant to Section 7.16(e)(iv), such Shares shall be deemed to have been transferred to the Charitable Trustee(s) as trustee or trustees, as applicable, of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries (except to the extent otherwise provided in Section 7.10(e)).  Such transfer to the Charitable Trustee shall be deemed to be effective as of the time provided in Section 7.9(a)(ii) or Section 7.16(e).  Any Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.10(g).

(b)           Status of Shares Held by a Charitable Trustee.  Shares held by a Charitable Trustee shall be issued and outstanding Shares of the Trust.  The Prohibited Owner shall:

(i)            have no rights in the Shares held by the Charitable Trustee;

(ii)           not benefit economically from ownership of any Shares held in trust by the Charitable Trustee (except to the extent otherwise provided in Section 7.10(e));

(iii)          have no rights to dividends or other distributions for the Shares held in the Charitable Trust;

(iv)          not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust; and

(v)           have no claim, cause of action or other recourse whatsoever due against the Board, Trust, or purported transferor of such Shares to the Charitable Trust.

(c)           Dividend and Voting Rights.  The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares transferred to and held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary (except to the extent otherwise provided in Section 7.9(d)).  Any dividend or other distribution paid with respect to any Shares which constituted Excess Shares at such time and prior to Shares having been transferred to the Charitable Trustee shall be paid to the Charitable Trustee by the Prohibited Owner (or such other recipient of the dividend or distribution proceeds) upon demand and any dividend or other distribution authorized but unpaid with respect to such Shares shall be paid when due to the Charitable Trustee.  Any dividends or distributions so paid to the Charitable Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall, subject to applicable law, have the authority (at the Charitable Trustee’s sole and absolute discretion) (i) to rescind as void any vote cast by a Prohibited Owner with respect to such Shares at any time such Shares constituted Excess Shares with respect to such Prohibited Owner and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible action on the basis of, because of, or in reliance on such vote, then the Charitable Trustee shall not have the power to rescind and recast such vote.  Notwithstanding the provisions of this ARTICLE VII, until the Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its stock transfer ledger and other Shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of shareholders.

(d)           Rights upon Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares of such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding).  The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up or distribution of the assets of the Trust, in accordance with Section 7.10(e).

(e)           Sale of Shares by Charitable Trustee.  Unless otherwise directed by the Board, within twenty (20) calendar days of receiving notice from the Trust that Excess Shares have been transferred to the Charitable Trust, or soon thereafter as is practicable, the Charitable Trustee shall sell the Shares held in the Charitable Trust (together with the right to receive dividends or other distributions with respect to such Shares as to any Shares transferred to the Charitable Trustee as a result of the operation of Section 7.9(a)(ii) or Section 7.16(e)(iv)) to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.9(a)(i).  Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.10(e).

Of the proceeds from the sale described in the preceding paragraph, a Prohibited Owner shall receive the lesser of (i) the net price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (for example, in the case of a bona fide gift, devise or other such transaction), the Market Price of the Shares on the day the Prohibited Owner acquired such Shares, less the costs, expenses and compensation of the Charitable Trustee and the Trust as provided in Section 7.11 and (ii) the net sales proceeds received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust.  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be paid to the Charitable Beneficiary, less the costs, expenses and compensation of the Charitable Trustee and the Trust as provided in Section 7.11.  If such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.10(e), such excess shall be paid promptly to the Charitable Trustee upon demand.

(f)            Trust’s Purchase Right in Excess Shares.  Notwithstanding any transfer of Excess Shares to a Charitable Trust pursuant to this ARTICLE VII, Excess Shares shall be, as of the time provided in Section 7.9(a)(ii) or Section 7.16(e), deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such Shares becoming Excess Shares (or, if the Prohibited Owner did not give value for such Shares, such as in the case of a devise, bona fide gift or other such transaction, the Market Price per such Share on the day the Prohibited Owner acquired such Shares) and (ii) the Market Price per such Share on the date the Trust, or its designee, accepts such offer, in each case of clauses (i) and (ii) of this sentence, less the costs, expenses and compensation of the Charitable Trustee, if any, and the Trust as provided in Section 7.11.  The Trust shall have the right to accept the offer described in this Section 7.10(f) until the Charitable Trustee, if any, has sold the Shares held in the Charitable Trust, if any, pursuant to Section 7.10(e).  Upon such a sale to the Trust, if a Charitable Trust has been established pursuant to this ARTICLE VII, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and the Charitable Beneficiary as provided in Section 7.10(e).

(g)           Designation of Charitable Beneficiaries.  By written notice to the Charitable Trustee, the Board, or its duly authorized designee, shall designate from time to time one or more nonprofit entities or organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that: (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.9(a)(i) in the hands of such Charitable Beneficiary and (ii) contributions to each such organization shall be eligible for deduction under each of Code Sections 170(b)(1)(A), 2055 and 2522 (or any such applicable successor sections).  The Charitable Beneficiary shall not obtain any enforceable right to the Charitable Trust or any of its trust corpus until so designated and thereafter any such rights remain subject to the provisions of this ARTICLE VII, including, without limitation, Section 7.10(h).

SECTION 7.11           Costs, Expenses and Compensation of Charitable Trustee and the Trust.

(a)           The Charitable Trustee shall be indemnified by the Trust from the proceeds from the sale of Shares held in the Charitable Trust, as further provided in this ARTICLE VII, for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations pursuant to this ARTICLE VII.

(b)           The Charitable Trustee shall be entitled to receive reasonable compensation for services provided in connection with serving as the Charitable Trustee for the Charitable Trust, the amount and form of which shall be approved by the Board (or a duly authorized committee thereof) and agreed on between the Trust and the Charitable Trustee.

(c)           Costs, expenses and compensation payable to the Charitable Trustee pursuant to Section 7.11(a) and Section 7.11(b) may be funded from the Charitable Trust or by the Trust.  The Trust shall be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the Charitable Trustee pursuant to Section 7.11(a) and Section 7.11(b)) from the Charitable Trust for any such amounts funded by the Trust.

(d)           Costs and expenses incurred by the Trust in the process of enforcing the ownership limitation set forth in Section 7.9(a)(i), in addition to reimbursement of costs, expenses and compensation of the Charitable Trustee which have been funded by the Trust, may be collected from the Charitable Trust; provided, however, that the ability of the Trust to fund its costs from the Charitable Trust shall not relieve the Prohibited Owner from his or her obligation to reimburse the Trust for costs under Section 12.7, except to the extent the Trust has in fact been previously paid from the Charitable Trust; nor will the possibility of the Trust receiving payment from the Charitable Trust create a marshalling obligation which would require the Trust to reimburse itself from the Charitable Trust before enforcing the Trust’s claims under Section 12.7 or otherwise.

SECTION 7.12           Transactions on a National Securities Exchange.  Nothing in this ARTICLE VII shall preclude the settlement of any transaction entered into through the facilities of a National Securities Exchange or any automated inter-dealer quotation system.  The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this ARTICLE VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this ARTICLE VII.

SECTION 7.13.            Enforcement.  The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this ARTICLE VII.

SECTION 7.14            Non-Waiver.  No delay or failure on the part of the Trust or the Board in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board, as the case may be, except to the extent specifically waived in writing.

SECTION 7.15            Enforceability and Severability.  If any of the restrictions on transfer of Shares contained in this ARTICLE VII are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then, to the fullest extent permitted by law, the Prohibited Owner may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Shares and to hold such Shares, from the date such Prohibited Owner acquires the Shares, on behalf of the Trust.  Moreover, if any of the restrictions on transfer of Shares contained in this ARTICLE VII are determined to be void, invalid or unenforceable by any court of competent jurisdiction, the validity of the remaining provisions of this ARTICLE VII shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 7.16             Tenant Ownership Limitation.

(a)          Notice Requirement. An Excepted Holder shall, immediately upon the occurrence of an event causing such Excepted Holder to Constructively Own two percent (2.0%) or more of (i) in the case of a tenant of the Trust (or a tenant of any Trust Affiliate) that is a corporation, the outstanding voting power or the total number of outstanding shares of such tenant, or (ii) in the case of a tenant of the Trust (or a tenant of any Trust Affiliate) that is not a corporation, the assets (as determined by GAAP) or net profits (as determined and defined by the Code) of such tenant, give written notice to the Trust of its Constructive Ownership interests in such tenant. Such notice shall specify, as a percentage, (i) in the case of a tenant of the Trust (or a tenant of any Trust Affiliate) that is a corporation, such Excepted Holder’s Constructive Ownership of the outstanding voting power and the total number of outstanding shares of such tenant, or (ii) in the case of a tenant of the Trust (or a tenant of any Trust Affiliate) that is not a corporation, such Excepted Holder’s Constructive Ownership of the assets and net profits of such tenant. Excepted Holders that Constructively Own interests in a tenant of the Trust (or a tenant of any Trust Affiliate) as described in this Section 7.16(a) shall so notify the Trust within fifteen (15) calendar days of determining such ownership.

(b)          Ownership Registration. Upon receipt of a notice described in Section 7.16(a) (a “Section 7.16(a) Notice”), the Trust shall immediately notify the other Excepted Holders of the name of the tenant subject to the Section 7.16(a) Notice (the “Designated Tenant”). Each other Excepted Holder shall, within thirty (30) days of receiving such notice from the Trust, provide the Trust with written notice (a “Section 7.16(b) Notice”) specifying, as a percentage, (i) where the Designated Tenant is a corporation, such Excepted Holder’s Constructive Ownership of the outstanding voting power and the total number of outstanding shares of such Designated Tenant, or (ii) where the Designated Tenant is not a corporation, such Excepted Holder’s Constructive Ownership of the assets (as determined by GAAP) and net profits (as determined and defined by the Code ) of such Designated Tenant.

(c)          Notice of Changes in Ownership. While a Tenant is a Designated Tenant, each Excepted Holder shall, within twenty (20) calendar days of any event causing a change in the percentage levels of such Excepted Holder’s Constructive Ownership of such Designated Tenant, notify the Trust of changes in the information contained in such Excepted Holder’s Section 7.16(a) Notice or Section 7.16(b) Notice with respect to such Designated Tenant (or any update of such information pursuant to this Section 7.16(c)).

(d)         Recordkeeping. The Secretary of the Trust shall maintain a record of the aggregate Constructive Ownership of each Designated Tenant by the Excepted Holders and shall make such record available to a then Excepted Holder upon written request. A Designated Tenant shall remain a Designated Tenant for so long as the then Excepted Holder which Constructively Owns two percent (2.0%) or more of (i) in the case of a Designated Tenant that is a corporation, the outstanding voting power of the total number of outstanding shares of such Designated Tenant, or (ii) in the case of a Designated Tenant that is not a corporation, the assets (as determined by GAAP) or net profits (as determined and defined by the Code ) of such Designated Tenant. The Secretary of the Trust shall notify the then Excepted Holders when the status of a tenant of the Trust (or a tenant of any Trust Affiliate) as a Designated Tenant terminates. An Excepted Holder’s status as a Disqualified Constructive Owner will terminate when the status of the tenant with respect to which such disqualified status arose as a Designated Tenant terminates.

(e)          Excess Ownership. If, following the date this Declaration becomes effective, the aggregate Constructive Ownership of a tenant of the Trust (or a tenant of any Trust Affiliate) (the “Related Party Tenant”) by one or more Excepted Holders equals or exceeds ten percent (10.0%) of in the case of a tenant of the Trust (or a tenant of any Trust Affiliate) that is a corporation, the outstanding voting power or the total number of outstanding shares of such tenant, or in the case of a tenant of the Trust (or a tenant of any Trust Affiliate) that is not a corporation, the assets (as determined by GAAP) or net profits (as determined and defined by the Code ) of such tenant, then, provided that the amounts received by the Trust from leases of real property rented by such Related Party Tenant exceeded $100,000 in the immediately preceding fiscal year (the “De Minimis Level”), one or more of the then Excepted Holders shall be a Disqualified Constructive Owner, in accordance with the rules set forth below. The De Minimis Level for a particular Related Party Tenant shall be adjusted in the event that there are pre-existing Designated Tenants which are Related Party Tenants and the amounts received by the Trust from leases of real property rented by such Designated Tenants do not exceed the De Minimis Level in the absence of such adjustment.

(i)         Excess Ownership of a Non-Designated Tenant. If the Related Party Tenant is not a Designated Tenant, then each then Excepted Holder whose Constructive Ownership of interests in such Related Party Tenant is such that the then Excepted Holder is required to provide a Section 7.16(a) Notice shall be a Disqualified Constructive Owner as of the first date that the aggregate ownership described in Section 7.16(e) first came to equal or exceed ten percent (10.0%) or, if later, the first day of the first year in which amounts received by the Trust with respect to Real Property rented by such Related Party Tenant exceeded the De Minimis Level.

(ii)         Excess Ownership of a Designated Tenant. Subject to the provisions of Section 7.16(e)(iii), if the Related Party Tenant is a Designated Tenant, then each Excepted Holder that has not complied with the provisions of Section 7.16(c) hereof shall be a Disqualified Constructive Owner as of the first date that the aggregate ownership described in Section 7.16(e) first came to equal or exceed ten percent (10.0%) or, if after, the first day of the first year in which amounts received by the Trust with respect to Real Property rented by such Related Party Tenant exceeded the De Minimis Level. If the aggregate Constructive Ownership described in Section 7.16(e) continues to equal or exceed ten percent (10.0%), then the then Excepted Holder (A) whose Constructive Ownership of interests in such Designated Tenant equals or exceeds two percent (2.0%) of (I) in the case of a Designated Tenant that is a corporation, the outstanding voting power or the total number of outstanding shares of such Designated Tenant, or (II) in the case of a Designated Tenant that is not a corporation, the assets or net profits of such Designated Tenant and (B) which was the last such then Excepted Holder to (I) become a Constructive Owner or (II) have an increase in its Constructive Ownership of the Securities, assets, or net profits of the Designated Tenant with respect to which the aggregate ownership described in Section 7.16(e) equals or exceeds ten percent (10.0%), shall be treated as a Disqualified Constructive Owner for the period beginning on the first date that the aggregate ownership described in Section 7.16(e) first came to equal or exceed ten percent (10.0%) or, if later, the first day of the first year in which amounts received by the Trust with respect to Real Property rented by such Related Party Tenant exceeded the De Minimis Level. If the aggregate Constructive Ownership of the remaining Constructive Owners continues to equal or exceed ten percent (10.0%), then the process described in this Section 7.16(e)(ii) shall be repeated.

(iii)         Acquisitions During Notice Periods. If the Related Party Tenant is a Designated Tenant and the aggregate Constructive Ownership described in Section 7.16(e) equals or exceeds ten percent (10.0%) as a result of increases in Constructive Ownership taking place during the notice periods described in Section 7.16(a) or Section 7.16(b), then the then Excepted Holder(s) that Constructively Owns an interest in the relevant Securities, assets, or net profits of the Designated Tenant and that was the last such Constructive Owner to (A) become an Constructive Owner or (B) have an increase in its Constructive Ownership of such feature of the Designated Tenant shall be treated as a Disqualified Constructive Owner for the period beginning on the first date that the aggregate ownership described in Section 7.16(e) first came to equal or exceed ten percent (10.0%) or, if later, the first day of the first year in which amounts received by the Trust with respect to Real Property rented by such Related Party Tenant exceeded the De Minimis Level. If excess aggregate Constructive Ownership continues to exist, then the process described in this subsection shall be repeated.

(iv)           Effect of Becoming a Disqualified Constructive Owner.  If an Excepted Holder becomes a Disqualified Constructive Owner, the Shares owned or Constructively Owned by such Disqualified Constructive Owner in excess of the Ownership Limit shall immediately become Excess Shares.

(f)         Determination of Voting Power. The outstanding voting power of a corporate Tenant shall be determined for purposes of this Section 7.16 in the manner in which such is determined for purposes of Code Section 856(d)(2) or any successor section.

(g)         Legend and Share Certificates.  Each certificate, if any, for Shares of the Trust shall bear a legend summarizing the restrictions on transfer and ownership contained in this ARTICLE VII. Instead of a legend, the certificate, if any, may state that the Trust (or its duly authorized agent) will furnish a full statement or summary about certain restrictions on Share transferability and ownership to a Shareholder on request and without charge. Certificates, if any, for Securities of the Trust shall be issued in a manner prescribed by the Trust’s Bylaws. Certificates for outstanding Securities that exist and were issued prior to the effective date of this Declaration shall not be considered invalid or defective simply because they lack the legend or statement required by this subsection.

ARTICLE VIII

SHAREHOLDERS

SECTION 8.1         Meetings of Shareholders.  There shall be an annual meeting of Shareholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws at which one or more Trustees shall be elected, if required, and any other proper business may be conducted. Except as otherwise provided in this Declaration, special meetings of Shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the Trust shall, in the manner prescribed in the Bylaws, promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

SECTION 8.2         Authority for Written Shareholder Action.  Any Shareholder vote required by law, this Declaration, the Bylaws, or the Trust’s policies to occur at a duly called annual or special meeting of Shareholders, may be accomplished by a consent in writing of such Shareholders completed in compliance with applicable law, the Bylaws, and this Declaration.

SECTION 8.3         Process for Completing Written Shareholder Consents.  Any vote or action of Shareholders taken without a meeting shall be taken by a written consent(s) completed in accordance with the Bylaws and this Declaration.  The consent must be unanimous and (a) be given in writing or by electronic transmission by each Shareholder entitled to vote on the matter that is the subject of the consent, (b) set forth the action to be taken, (c) be signed by all Shareholders entitled to vote on the matter that is the subject of the consent, and (d) shall be delivered to the Secretary of the Trust at its principal place of business by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each Shareholder who signs the consent. No written consent shall be effective to take the action referred to therein unless, within sixty (60) days of the earliest dated consent, the consent is delivered to the Trust with the number of signatures from Shareholders required by this section.

SECTION 8.4         Voting Rights of Shareholders.  Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) election or removal of Trustees as provided in Sections 3.2, 3.3, and 8.1, (b) amendment of this Declaration as provided in Sections 10.1(a), (c) termination of the Trust as provided in Section 11.2(a), (d) reorganization of the Trust as provided in Section 10.2, (e) merger or consolidation of the Trust, or the sale or disposition of substantially all of the Trust Property, as provided in Section 10.2, and (f) such other matters with respect to which the Board shall have adopted by resolution(s) declaring that a proposed action is advisable and directing that the matter be submitted to the Shareholders for approval or ratification. Unless otherwise provided herein, the submission to the Shareholders of any action, issue, or matter pertaining to the Trust for their consideration shall first be recommended, deemed advisable, and approved by the Board prior to the action, issue, or matter being submitted to the Shareholders for a vote.  Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Board or the Trust.

ARTICLE IX

LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS AND TRANSACTIONS BETWEEN THEM AND THE TRUST

SECTION 9.1         Limitation of Shareholder Liability.  Except as otherwise provided herein, no Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of such Person being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Trust. The limitation of Shareholder liability described in this Section shall not be construed to exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation and as approved by the Board even though not specifically provided herein; provided, however, that the Trust shall have no liability to reimburse Shareholders for taxes assessed against them by reason of their ownership of Securities of the Trust, nor for any losses suffered by reason of changes in the market value of the Securities of the Trust.

SECTION 9.2         Limitation of Trustee and Officer Liability.  To the maximum extent that Maryland law, in effect from time to time, permits limitation of the liability of the trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages or any other monetary remedy except as stated herein. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee’s or officer’s action or failure to act was the result of active or deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

SECTION 9.3         Express Exculpatory Clauses in Instruments.  Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the Trust Property for the payment of any money or claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

SECTION 9.4         Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Trustee or officer of the Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other entity, or enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity.  The Trust may, with the approval of its Board or any duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.  The indemnification and payment of expenses provided in this Declaration shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise. Neither the amendment nor repeal of this section, nor the adoption or amendment of any other provision of this Declaration or the Trust’s Bylaws inconsistent with this section, shall apply to or affect in any respect the applicability of this section with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

SECTION 9.5         Transactions Between the Trust and its Trustees, Officers, Employees and Agents.  Subject to any express restrictions or requirements in this Declaration or adopted by the Board (or a duly authorized committee thereof) in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including, without limitation for the purchase, sale, leasing or encumbrance of property or borrowing or lending money or for any type of services, including those in connection with underwriting or the offer or sale of Securities of the Trust) with any Person, including any Trustee, officer, employee or agent of the Trust or any Person Affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a material financial interest in such transaction.

ARTICLE X

AMENDMENT; REORGANIZATION; MERGER, ETC.

SECTION 10.1         Amendment.

(a)           This Declaration may be amended only following the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon, except that Sections 3.3, 7.9(a)(i), 7.9(a)(ii), 7.9(b), 7.10(f), 10.2, and this subsection may be amended only following the affirmative vote of not less than two-thirds of the Shares then outstanding and entitled to vote.

(b)           Notwithstanding any other provision of this Declaration, the Board, by a two-thirds vote, may amend any provision of this Declaration, from time to time and without the prior approval of the Shareholders, to enable the Trust to qualify as a real estate investment trust under the REIT Provisions of the Code or under Title 8.

(c)           An amendment to this Declaration shall become effective as provided in Section 12.5.

(d)           This Declaration may not be amended except as provided in this Section 10.1.

SECTION 10.2         Merger, Consolidation, Sale of Assets, and Reorganization.  Subject to the provisions of any class or series of Shares at the time outstanding, the Board shall have the power to (a) cause the organization or formation of a corporation, association, trust or other organization or entity to acquire all or substantially all of the Trust Property and carry on the affairs of the Trust, (b) merge the Trust into, or sell, convey and transfer the Trust Property to, any such corporation, association, trust or other entity or organization in exchange for Securities thereof or beneficial interest therein, (c) sell, lease, exchange, or otherwise transfer all or substantially all of the Trust Property to any such corporation, association, trust or other entity or organization, or (d) consolidate the Trust with one or more other entities or organizations into a new entity or organization; provided that the Board in proposing such action described in (a), (b), (c), or (d) adopt one or more resolutions, by a majority vote of the Board’s disinterested Trustees, that declares the proposed transaction is advisable on substantially the terms and conditions set forth or referred to in the resolution(s), and direct that the proposed transaction be submitted for consideration and a vote by the Shareholders. In order for any of the aforementioned transactions to be consummated, such transaction must be approved, at a duly called meeting of the Shareholders, by not less than (i) two-thirds, if the Trust is not the surviving entity or will not continue as an operating entity in any such merger, reorganization, consolidation or in the event of a proposed sale, lease, exchange, or disposition, or otherwise transfer of all or substantially all of the Trust Property, or (ii) a majority, in all other cases, of the Shares then outstanding and entitled to vote thereon.

A vote of the Shareholders shall not be required for the merger or consolidation into the Trust of any entity in which the Trust owns ninety percent (90%) or more of the entire equity interests in such entity, subject to the conditions and rights set forth in Section 8-501.1(c)(4) of the Maryland REIT Law, as amended and any successor provisions.

A vote of the Shareholders as described in this section shall not be required if (A) the Trust is the successor in the merger, (B) the merger does not reclassify or change the outstanding Shares of the Trust immediately before the merger becomes effective or otherwise amend the Declaration and the number of Shares of each class or series outstanding immediately after the effective time of the merger, and (C) does not increase by more than twenty percent (20%), the number of Shares of the same class or series outstanding immediately before the merger becomes effective.

ARTICLE XI

DURATION AND TERMINATION OF TRUST

SECTION 11.1         Duration of Trust.  The Trust shall continue perpetually unless terminated pursuant to Section 11.2 or pursuant to any applicable provision of Title 8, as amended and any successor or other provisions.

SECTION 11.2         Termination of Trust.

(a)           Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may be terminated at any meeting of Shareholders called for that purpose, by the affirmative vote of the holders or not less than two-thirds of the Shares outstanding and entitled to vote. Upon the termination of the Trust:

(i)         The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii)         The Board shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets (including any outstanding receivables), sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, Securities or other property of any kind, discharge or pay the Trust’s liabilities and do all other acts appropriate to liquidate its business.  The Board may appoint any senior executive officer of the Trust (or any of its Affiliates) or any other Person unaffiliated with the Trust to supervise the winding up of the affairs of the Trust and delegate to such officer or such Person any or all powers of the Board in this regard.

(iii)         After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for the protection of the Trust, the Board, or its designee or appointee, may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights, so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares (other than Common Shares) at the time outstanding shall be entitled, the remaining Trust Property available for payment and distribution to Shareholders shall, subject to any participating or similar rights of Shares (other than Common Shares) at the time outstanding, be distributed ratably among the holders of Common Shares then outstanding.

(b)      After termination of the Trust, the liquidation of its business and the distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Shareholders shall cease.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1         Governing Law.  The rights of all parties and the validity, construction and effect of every provision of this Declaration shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

SECTION 12.2         Reliance by Third Parties.  Any certificate shall be final and conclusive as to any Persons dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or Shareholders, (b) the due authorization of the execution of any document, (c) the action or vote taken, and the existence of a quorum, at a meeting of Trustees or Shareholders, (d) a copy of this Declaration or of the Bylaws as a true and complete copy as then in force, (e) any amendment to this Declaration, (f) the termination of the Trust, or (g) the existence of any fact or facts that relate to the affairs, business and operations of the Trust. No purchaser, lender, transfer agent or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Board or by any officer, employee or agent of the Trust.

SECTION 12.3         Provisions in Conflict with Law or Regulations.

(a)           The provisions of the Declaration are severable, and if the Board shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the REIT Provisions of the Code, Title 8, or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration, even without any amendment of this Declaration pursuant to Section 10.1 or any other provision of this Declaration pertaining to its amendment; provided, however, that such determination by the Board shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination.

(b)           If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

SECTION 12.4         Construction.  In this Declaration, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration. In defining or interpreting the powers and duties of the Trust and its Board and officers, reference may be made, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of “corporation” for purposes of such provisions.

SECTION 12.5         Recordation.  This Declaration and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Board deems appropriate, but failure to file for record this Declaration or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration or any amendment hereto. A restated Declaration shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

SECTION 12.6         Waiver of Notice.  Whenever any notice is required to be given pursuant to this Declaration or the Trust’s Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 12.7         Costs and Expenses.  In addition to, and as further clarification of each shareholder’s obligation to indemnify and hold the Trust harmless from and against all costs, expenses, penalties, fines and other amounts, including, without limitation, attorneys’ and other professional fees, whether third party or internal, arising from such shareholder’s violation of any provision of  ARTICLE VII of the Declaration, to the fullest extent permitted by law, each shareholder will be liable to the Trust (and any subsidiaries or affiliates thereof) for, and indemnify and hold harmless the Trust (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including, without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such shareholder’s breach of or failure to fully comply with any covenant, condition or provision of ARTICLE VII or any action by or against the Trust (or any subsidiaries or affiliates thereof) in which such Shareholder is not the prevailing party, and shall pay such amounts to such indemnitee on demand, together with interest on such amounts, which interest will accrue at the lesser of the Trust’s highest marginal borrowing rate, per annum compounded, and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment.

THIRD: The amended and restated ownership restrictions and limitations pertaining to the Trust’s issued and outstanding shares are in Article VII of the Declaration.

FOURTH: The foregoing Declaration has been duly authorized and approved by the Trust’s Board of Trustees and approved by the Trust’s shareholders in a manner and by the vote required by law.

FIFTH: The current address of the principal office of the Trust is set forth in Article II of the foregoing Declaration.

SIXTH:  The number of trustees of the Trust and the names of those currently in office are as set forth in Article III of the foregoing Declaration.

SEVENTH:  Except as stated herein and as set forth in the Declaration, these Articles of Amendment and Restatement have not changed the information required by subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law.

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement of Declaration of Trust to be signed in its name and on its behalf by its President and Chief Operating Officer and attested to by its Secretary on this day of 16th day of May, 2012.

ATTEST		GLIMCHER REALTY TRUST

By:	/s/ George A. Schmidt	By:	/s/ Marshall A. Loeb
	George A. Schmidt		Marshall A. Loeb
	Executive Vice President of Development, General Counsel and Secretary		President and Chief Operating Officer

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EXHIBIT A

DESIGNATION OF THE PREFERENCES
AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS
TO SERIES F CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST OF GLIMCHER REALTY TRUST

The Series F Preferred Shares shall have the following designations, preferences, rights, powers and duties:

A.           Certain Definitions.

Unless the context otherwise requires, the terms defined in this paragraph (A) shall have, for all purposes of the provisions of the Declaration of Trust as currently in effect in respect of the Series F Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

Common Equity. The term “Common Equity” shall mean all shares now or hereafter authorized of any class of common shares of beneficial interest of the Company, including the Common Shares, and any other shares of beneficial interest of the Company, howsoever designated, which has the right (subject always to prior rights of any class or series of preferred shares of beneficial interest) to participate in the distribution of the assets and earnings of the Company without limit as to per share amount.

Common Shares. The term “Common Shares” shall mean the Common Shares of Beneficial Interest, $.01 par value per share, of the Company.

Company.  The term “Company” shall mean Glimcher Realty Trust, a real estate investment trust organized and existing under the laws of the State of Maryland.

Distribution Payment Date. The term “Distribution Payment Date” shall have the meaning set forth in subparagraph (2) of paragraph (B) below.

Distribution Period. The term “Distribution Period” shall mean the period from, and including, the Initial Issue Date to, but not including, the first Distribution Payment Date and thereafter, each quarterly period from, and including, the Distribution Payment Date to, but not including, the next Distribution Payment Date.

Distribution Record Date. The term “Distribution Record Date” shall mean the date designated by the Board of Trustees of the Company at the time a distribution is declared, provided, however, that such Distribution Record Date shall be not more than 60 days nor less than 10 days prior to such Distribution Payment Date.

Junior Shares. The term “Junior Shares” shall mean, as the case may be, (i) the Common Equity and any other class or series of shares of beneficial interest of the Company which is not entitled to receive any distributions in any Distribution Period unless all distributions required to have been paid or declared and set apart for payment on the Series F Preferred Shares shall have been so paid or declared and set apart for payment and (ii) the Common Equity and any other class or series of shares of beneficial interest of the Company which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Company until the Series F Preferred Shares shall have received the entire amount to which such Series F Preferred Shares is entitled upon such liquidation, dissolution or winding up.

Liquidation Preference. The term “Liquidation Preference” shall mean $25.00 per share.

Operating Partnership. The term “Operating Partnership” shall mean Glimcher Properties Limited Partnership, a Delaware limited partnership.

Exhibit A to Second Amended & Restated Declaration of Trust

Original Issue Date. The term “Original Issue Date” shall mean the date that Series F Preferred Shares are first issued by the Company.

Parity Shares. The term “Parity Shares” shall mean, as the case may be, (i) any class or series of shares of beneficial interest of the Company which is entitled to receive payment of distributions on a parity with the Series F Preferred Shares or (ii) any class or series of shares of beneficial interest of the Company which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Company on a parity with the Series F Preferred Shares. The term “Parity Shares” shall include the Series B Preferred Shares.

Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust classified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of the Series F Preferred Shares, provided that such ownership by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

Preferential Distribution Non-Payment. The term “Preferential Distribution Non-Payment” shall have the meaning set forth in subparagraph (2) of paragraph (E) below.

Preferred Shares Trustee. The term “Preferred Shares Trustee” shall have the meaning set forth in subparagraph (2) of paragraph (E) below.

Redemption Date. The term “Redemption Date” shall have the meaning set forth in subparagraph (2) of paragraph (D) below.

Redemption Price. The term “Redemption Price” shall mean a price per Series F Preferred Share equal to $25.00 together with accrued and unpaid distributions, if any, thereon to the Redemption Date, without interest.

Redemption Record Date. The term “Redemption Record Date” shall mean the date designated by the Board of Trustees of the Company for redemption of Series F Preferred Shares, provided, however, that such Redemption Record Date shall be not more than 90 days nor less than 30 days prior to such Redemption Date.

REIT. The term “REIT” shall mean a real estate investment trust under Section 856 of the Code.

Senior Shares. The term “Senior Shares” shall mean, as the case may be, (i) any class or series of shares of beneficial interest of the Company ranking senior to the Series F Preferred Shares in respect of the right to receive distributions or (ii) any class or series of shares of beneficial interest of the Company ranking senior to the Series F Preferred Shares in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Company.

Shares. The term “Shares” shall mean transferable shares of beneficial interest of the Company of any class or series

B.           Distributions.

1.           The record holders of Series F Preferred Shares shall be entitled to receive cash distributions, when, as and if authorized by the Board of Trustees and declared by the Company, out of assets legally available for payment of distributions. Such distributions shall be payable quarterly by the Company in cash at a rate of 8.75% of the Liquidation Preference per annum (equivalent to $2.1875 per Series F Preferred Share per annum).

2.           Distributions on Series F Preferred Shares shall accrue and be cumulative from the Original Issue Date. Distributions shall be payable quarterly in arrears when, as and if authorized by the Board of Trustees of the Company on the 15th day of January, April, July and October of each year (each, a “Distribution Payment Date”), commencing on the Business Day succeeding October 15, 2003. If any Distribution Payment Date occurs on a day that is not a Business Day, any accrued distributions otherwise payable on such Distribution Payment Date shall be paid on the next succeeding Business Day. The amount of distributions payable on Series F Preferred Shares for each full Distribution Period shall be computed by dividing by four the annual distribution rate set forth in subparagraph (1) of this paragraph (B) above. Distributions payable in respect of any Distribution Period which is less than a full Distribution Period in length will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be paid to the holders of record of the Series F Preferred Shares as their names shall appear on the share records of the Company at the close of business on the Distribution Record Date for such distribution. Distributions in respect of any past Distribution Periods that are in arrears may be declared and paid at any time to holders of record on the Distribution Record Date therefor. Any distribution payment made on Series F Preferred Shares shall be first credited against the earliest accrued but unpaid distribution due which remains payable. The Series F Preferred Shares rank on a parity with the Series B Preferred Shares, as to distributions in the manner and to the extent provided herein

Exhibit A to Second Amended & Restated Declaration of Trust

3.           If any Series F Preferred Shares are outstanding, no distributions (other than in Junior Shares) shall be authorized or paid or set apart for payment on any other class or series of Junior Shares or Parity Shares for any period unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series F Preferred Shares for all past Distribution Periods and the then current Distribution Period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series F Preferred Shares and any other class or series of Preferred Shares ranking on a parity as to distributions with the Series F Preferred Shares, all distributions authorized upon the Series F Preferred Shares and any other such class or series of Preferred Shares shall be authorized pro rata so that the amount of distributions authorized per share on the Series F Preferred Shares and such class or series of Shares shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the Series F Preferred Shares and such class or series of Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series F Preferred Shares which may be in arrears.

4.           Unless full cumulative distributions on the Series F Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Junior Shares or Parity Shares shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other Junior Shares).

5.           Notwithstanding anything contained herein to the contrary, no distributions on Series F Preferred Shares shall be authorized by the Board of Trustees of the Company or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

6.           Notwithstanding anything contained herein to the contrary, distributions on the Series F Preferred Shares, if not paid on the applicable Distribution Payment Date, will accrue without interest whether or not any agreement of the Company prohibits payment of such distributions, whether or not distributions are authorized for such Distribution Payment Date, whether or not the Company has earnings and whether or not there are assets legally available for the payment of such distributions.

7.           If the Board of Trustees determines that it is permissible under applicable law and that the distributions will qualify for the dividends paid deduction (within the meaning of Sections 561 and 562 of the Code or any successor provisions thereto), such distributions shall be paid as follows: first, from income of the Company other than net capital gains, and the balance, if any, from net capital gains of the Company. If the Board of Trustees determines, in its sole discretion, that distributions to be paid in accordance with the preceding sentence might not qualify for such dividends paid deduction, or might not be permissible under applicable law, then such distributions shall be paid in a manner determined by the Board of Trustees.

8.           If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Code or any successor revenue code or section) any portion (the “Capital Gains Amount”) of the total dividends (as determined for United States federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of Shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series F Preferred Shares shall be in the same proportion that the Total Dividends paid or made available to the holders of Series F Preferred Shares for such taxable year bears to the Total Dividends for such taxable year made with respect to all classes or series of Shares outstanding.

Exhibit A to Second Amended & Restated Declaration of Trust

C.           Distributions Upon Liquidation, Dissolution or Winding Up.

1.           Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, subject to the prior preferences and other rights of any Senior Shares as to liquidation preferences, but before any distribution or payment shall be made to the holders of any Junior Shares as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, the holders of Series F Preferred Shares shall be entitled to receive out of the assets of the Company legally available for distribution to its shareholders liquidating distributions in cash or property at its fair market value as determined by the Board of Trustees in the amount of the Liquidation Preference per share plus an amount equal to all distributions accrued and unpaid thereon (whether or not declared) to the date of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Shares will have no right or claim to any of the remaining assets of the Company and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

2.           In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the Liquidation Preference per share plus an amount equal to all distributions accrued and unpaid on the Series F Preferred Shares and the corresponding amounts payable on all shares of Parity Shares as to the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series F Preferred Shares and all such Parity Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. The Series F Preferred Shares rank on a parity with the Series B Preferred Shares as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company. Neither the consolidation or merger of the Company into or with another entity nor the dissolution, liquidation, winding up or reorganization of the Company immediately followed by incorporation of another corporation to which such assets are distributed, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Company to another entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this paragraph (C); provided that, in each case, effective provision is made in the charter of the resulting or surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of the Series F Preferred Shares.

3.           In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

D.           Redemption by the Company.

1.           The Series F Preferred Shares may be redeemed for cash, in whole or from time to time in part, on any date on or after August 25, 2008 as fixed by the Board of Trustees of the Company at the Redemption Price.

2.           Each date fixed for redemption pursuant to subparagraph (1) of this paragraph (D) is called a “Redemption Date”. If the Redemption Date is after a Distribution Record Date and before the related Distribution Payment Date, the distribution payable on such Distribution Payment Date shall be paid to the holder in whose name the Series F Preferred Shares to be redeemed are registered at the close of business on such Distribution Record Date notwithstanding the redemption thereof between such Distribution Record Date and the related Distribution Payment Date or the Company’s default in the payment of the distribution.

3.           In case of redemption of less than all of the Series F Preferred Shares at the time outstanding, the shares to be redeemed shall be selected by the Company pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Board of Trustees.

Exhibit A to Second Amended & Restated Declaration of Trust

In order to facilitate the redemption of Series F Preferred Shares, the Board of Trustees may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 90 days prior to the date fixed for such redemption.

4.           Notice of any redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 90 days prior to the Redemption Date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to the respective holders of record of the Series F Preferred Shares to be redeemed at their respective addressees as they appear on the share transfer records of the Company.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series F Preferred Shares except as to any holder to whom the Company has failed to give notice or except as to any holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series F Preferred Shares may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Series F Preferred Shares to be redeemed and, if less than all shares held by the particular holder are to be redeemed, the number of Series F Preferred Shares to be redeemed from such holder; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on the Redemption Date.

5.           If notice has been mailed in accordance with subparagraph (4) of this paragraph (D), and such notice provides that on or before the Redemption Date specified therein all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, distributions on the Series F Preferred Shares so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series F Preferred Shares, and all rights of the holders thereof as shareholders of the Company (except the right to receive from the Company the Redemption Price) shall cease.  Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price. In case fewer than all the shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed shares without cost to the holder thereof.

6.           Any funds deposited with a bank or trust company for the purpose of redeeming Series F Preferred Shares shall be irrevocable except that:

a.
the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

b.
any balance of monies so deposited by the Company and unclaimed by the holders of the Series F Preferred Shares entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

7.           No Series F Preferred Shares may be redeemed except with assets legally available for the payment of the Redemption Price.

8.           Unless full cumulative distributions on all Series F Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series F Preferred Shares shall be redeemed unless all outstanding Series F Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series F Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series F Preferred Shares, provided further, however, that the foregoing shall not prevent the purchase or acquisition of Series F Preferred Shares from persons owning in the aggregate 8.0% or more of the lesser of the number or value of the total outstanding shares of beneficial interest of the Company or 9.9% or more of the lesser of the number or value of the total outstanding Series F Preferred Shares pursuant to provisions of the Declaration of Trust and the provisions set forth herein. Unless full cumulative distributions on all outstanding Series F Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, the Company shall not purchase or otherwise acquire directly or indirectly any Series F Preferred Shares (except by conversion into or exchange for shares of the Company ranking junior to the Series F Preferred Shares as to distributions and upon liquidation, dissolution or winding up of the affairs of the Company).

Exhibit A to Second Amended & Restated Declaration of Trust

9.           All Series F Preferred Shares redeemed pursuant to this paragraph (D) shall be retired and shall be reclassified as authorized and unissued preferred shares, without designation as to class or series, and may thereafter be reissued as any class or series of preferred shares.

E.           Voting Rights.

1.           The holders of Series F Preferred Shares shall not be entitled to vote on any matter except (i) as provided in paragraph (H) or (ii) as provided in subparagraph (2) of this paragraph (E).

2.           In the event the Company shall have failed to authorize and pay or set apart for payment in full the distributions accumulated on the outstanding Series F Preferred Shares for any six or more quarterly Distribution Periods, regardless of whether such quarterly periods are consecutive (a “Preferential Distribution Non-Payment”), the number of trustees of the Company shall be increased by two and the holders of the outstanding Series F Preferred Shares, voting together as a class with all other classes or series of preferred shares  of the Company ranking on a parity with the Series F Preferred Shares with respect to distribution rights and then entitled to vote on the election of such additional two trustees, shall be entitled to elect such two additional trustees until the full distributions accumulated for the past distribution periods and the then current distribution period on all outstanding Series F Preferred Shares have been authorized and paid or set apart for payment. Upon the occurrence of a Preferential Distribution Non-Payment or a vacancy in the office of a Preferred Shares Trustee (as defined below), the Board of Trustees may, and upon the written request of the holders of record of not less than 20% of the holders of the Series F Preferred Shares and all holders of other classes or series of preferred shares of the Company ranking on a parity with the Series F Preferred Shares with respect to distribution rights who are then entitled to vote on the election of such additional trustee or trustees shall call a special meeting of such holders for the purpose of electing the additional trustee or trustees. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Company, provided that the Company shall not be required to call such a special meeting if such request is received less than 90 days before the date fixed for the next ensuing annual meeting of shareholders of the Company and all holders of the Series F Preferred Shares and shares of any other class or series of preferred shares of the Company ranking on a parity with the Series F Preferred Shares with respect to distribution rights are afforded the opportunity to elect such additional trustee or trustees (or fill any vacancy) at such annual meeting of shareholders.

If and when all accumulated distributions on the Series F Preferred Shares have been authorized and paid or set aside for payment in full, the holders of the Series F Preferred Shares shall be divested of the special voting rights provided by this subparagraph (2) of paragraph (E), subject to revesting in the event of each and every subsequent Preferential Distribution Non-Payment. Upon termination of such special voting rights attributable to all holders of the Series F Preferred Shares and shares of any other class or series of preferred shares of the Company ranking on a parity with the Series F Preferred Shares with respect to distribution rights, the term of office of each trustee elected by the holders of the Series F Preferred Shares and such parity preferred shares (a “Preferred Shares Trustee”) pursuant to such special voting rights shall forthwith terminate and the number of trustees constituting the entire Board of Trustees shall be reduced by the number of Preferred Shares Trustees. Any Preferred Shares Trustee may be removed only by the vote of the holders of record of a majority of the outstanding Series F Preferred Shares and all other series of preferred shares of the Company ranking on a parity with the Series F Preferred Shares with respect to distribution rights who would then be entitled to vote in such Preferred Shares Trustee’s election, voting together as a separate class, at a meeting called for such purpose.

3.           So long as any Series F Preferred Shares are outstanding, the number of trustees constituting the entire Board of Trustees of the Company shall at all times be such that the exercise, by the holders of the Series F Preferred Shares and the holders of preferred shares of the Company ranking on a parity with the Series F Preferred Shares with respect to distribution rights, of the right to elect trustees under the circumstances provided for in subparagraph (2) of this paragraph (E) will not contravene any provision of the Declaration of Trust restricting the number of trustees which may constitute the entire Board of Trustees.

Exhibit A to Second Amended & Restated Declaration of Trust

4.           Trustees elected pursuant to subparagraph (2) of this paragraph (E) shall serve until the earlier of (x) the next annual meeting of the shareholders of the Company and the election (by the holders of the Series F Preferred Shares and the holders of preferred shares of the Company ranking on a parity with the Series F Preferred Shares with respect to distribution rights) and qualification of their respective successors or (y) the termination of the term of office of each Preferred Shares Trustee upon the termination of the special voting rights as provided for in subparagraph (2) of this paragraph (E) or as otherwise provided for in subparagraph (2) of this paragraph (E).

5.           So long as a Preferential Distribution Non-Payment shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by vote of the holders of record of a majority of the outstanding Series F Preferred Shares and all other series of preferred shares ranking on a parity with the Series F Preferred Shares with respect to distribution rights who are then entitled to vote in the election of such Preferred Shares Trustee as provided above. As long as the Preferential Distribution Non-Payment shall continue, holders of the Series F Preferred Shares shall not, as such shareholders, be entitled to vote on the election or removal of trustees other than Preferred Shares Trustees, but shall not be divested of any other voting rights provided to such shareholders as set forth herein.

F.           Trustees’ Right to Refuse to Transfer Series F Preferred Shares; Limitation on Holdings.

1.           The terms and provisions of this paragraph (F) shall apply in addition to, and not in limitation of, the terms and provisions of Section 7.9 of the Declaration of Trust.

2.           Each Person who owns directly or indirectly more than 5.0% in number or value of the total Series F Preferred Shares outstanding shall, by January 30 of each year, give written notice to the Company stating the Person’s name and address, the number of Series F Preferred Shares directly or indirectly owned by such Person, and a description of the capacity in which such Series F Preferred Shares are held.  The number and value of the total Series F Preferred Shares outstanding shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereunder.  In addition, each direct or indirect holder of Series F Preferred Shares, irrespective of such shareholder’s percentage ownership of outstanding Series F Preferred Shares, shall upon demand disclose to the Company in writing such information with respect to the direct or indirect ownership of Series F Preferred Shares as the Board of Trustees deems necessary from time to time to enable the Board of Trustees to determine whether the Company complies with the REIT Provisions of the Code (as defined in Section 1.1 of the Declaration of Trust), to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance or to determine any such compliance with this paragraph (F).

3.           If, in the opinion of the Board of Trustees, which shall be binding upon any prospective acquiror of Series F Preferred Shares, any proposed transfer or issuance would jeopardize the status of the Company as a REIT under the REIT Provisions of the Code, the Board of Trustees shall have the right, but not the duty, to refuse to permit such transfer or issuance or refuse to give effect to such transfer or issuance and to take any action to void any such issuance or cause any such transfer not to occur.

4.           As a condition to any transfer and/or registration of transfer on the books of the Company of any Series F Preferred Shares which could result in direct or indirect ownership of Series F Preferred Shares exceeding 9.9% of the lesser of the number or the value of the total Series F Preferred Shares outstanding (the “Series F Excess Preferred Shares”) by a Person other than a Series F Preferred Excepted Person (as defined in subparagraph (5) below), such prospective transferee shall give written notice to the Company of the proposed transfer and shall furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

5.           Any transfer or issuance of Series F Preferred Shares that would (i) create a direct or indirect owner of Series F Excess Preferred Shares other than a Series F Preferred Excepted Person (as defined below) or (ii) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Series F Preferred Shares hereunder and shall be deemed never to have had an interest therein. “Series F Preferred Excepted Person” shall mean any Person approved by the Board of Trustees, at their option and in their sole discretion, provided, however, that such approval shall not be granted to any Person whose ownership of in excess of 9.9% of the lesser of the number or the value of the total Series F Preferred Shares outstanding would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Company as a REIT under the REIT Provisions of the Code.

Exhibit A to Second Amended & Restated Declaration of Trust

6.           The Company, by notice to the holder thereof which shall be binding upon any proposed transferee of Series F Preferred Shares, may purchase any or all Series F Preferred Shares that are proposed to be transferred pursuant to a transfer which, in the opinion of the Board of Trustees, would result in any Person acquiring Series F Excess Preferred Shares, or would otherwise jeopardize the status of the Company as a real estate investment trust under the REIT Provisions of the Code.  The purchase price for any Series F Excess Preferred Shares to be transferred shall be equal to the fair market value of the Series F Preferred Shares on the last trading day immediately preceding the day on which notice of such proposed transfer is sent, as reflected in the closing sale price for the Series F Preferred Shares, if then listed on a national securities exchange, or such price for the Series F Preferred Shares on the principal exchange if then listed on more than one national securities exchange, or if the Series F Preferred Shares are not then listed on a national securities exchange, the latest bid quotation for the Series F Preferred Shares if then traded over-the-counter, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the fair market value of such Series F Preferred Shares as determined by the Board of Trustees in good faith. Prompt payment of the purchase price shall be made in cash by the Company in such manner as may be determined by the Board of Trustees. From and after the date fixed for purchase by the Board of Trustees, and so long as payment of the purchase price for the Series F Preferred Shares to be so redeemed shall have been made or duly provided for, the holder of any Series F Excess Preferred Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Series F Preferred Shares, excepting only the right to payment of the purchase price fixed as aforesaid.  Any dividend or distribution paid to a proposed transferee of Series F Excess Preferred Shares prior to the discovery by the Company that the Series F Preferred Shares have been transferred in violation of this paragraph (F) shall be repaid to the Company upon demand. The rights granted to the Company in this subparagraph (6) shall not limit the effect of, restrictions in, or rights of the Company or the Board of Trustees under, any other provision of this paragraph (F).

7.           Notwithstanding any other provision set forth herein, the Declaration of Trust or the Company’s Bylaws, subparagraphs (5), (6), (7) and (8) of this paragraph (F) may not be amended or repealed without the affirmative vote of the holders of not less than two-thirds of the Series F Preferred Shares then outstanding and entitled to vote. If subparagraph (5), (6), (7) or (8) of this paragraph (F) is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the acquiror of Series F Preferred Shares in violation of such sections shall be deemed, at the option of the Company, to have acted as agent on behalf of the Company in acquiring such Series F Preferred Shares on behalf of the Company.

8.           Subject to subparagraph (12), notwithstanding any other provision set forth herein to the contrary, any purported transfer, sale or acquisition of Series F Preferred Shares (whether such purported transfer, sale or acquisition results from the direct or indirect acquisition of ownership of Series F Preferred Shares) which would result in the termination of the status of the Company as a real estate investment trust under the REIT Provisions of the Code shall be null and void ab initio. Any such Series F Preferred Shares may be treated by the Board of Trustees in the manner prescribed for Series F Excess Preferred Shares in subparagraph (6) of this paragraph (F).

9.           Subject to subparagraphs (11) and (12), nothing contained in this paragraph (F) or in any other provision set forth herein shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Company and the interests of the shareholders by preservation of the Company’s status as a real estate investment trust under the REIT Provisions of the Code.

10.           Subject to subparagraph (11), if any provision of this paragraph (F) or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this paragraph (F) may be inconsistent with any other provision set forth herein, this paragraph (F) shall be controlling.

11.           For purposes of the provisions set forth herein, Series F Preferred Shares not owned directly shall be deemed to be owned indirectly by a person if that person or a group of which he is a member would be the beneficial owner of such Series F Preferred Shares, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and/or would be considered to own such Series F Preferred Shares by reason of the REIT Provisions of the Code.

Exhibit A to Second Amended & Restated Declaration of Trust

12.           Notwithstanding any other provision of paragraph (F), nothing contained herein shall preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction takes place or occurs shall not negate the effect of any other provision of this paragraph (F) and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this paragraph (F).

G.           Ranking.

With regard to rights to receive distributions and amounts payable upon liquidation, dissolution or winding up of the Company, the Series F Preferred Shares rank senior to the Common Shares and on a parity with (a) the Series B Preferred Shares in the manner and to the extent provided herein and (b) any other preferred shares issued by the Company, unless the terms of such other preferred shares provide otherwise and, if applicable, the requirements of paragraph (H) hereof have been complied with. However, the Company may authorize or increase the authorized amount of any class or series of shares of beneficial interest ranking on a parity with or junior to the Series F Preferred Shares as to distribution rights or liquidation preference without the vote or consent of the holders of the Series F Preferred Shares.

H.           Limitations.

So long as any Series F Preferred Shares are outstanding, the Company shall not without the affirmative vote, or the written consent, of the holders of at least two-thirds of the total number of outstanding Series F Preferred Shares, voting as a class:

1           authorize, create or issue, or increase the authorized or issued amount of any class or series of, or rights to subscribe to or acquire any security convertible into, any class or series of shares of beneficial interest ranking as to distribution rights or liquidation preference senior to the Series F Preferred Shares, or reclassify any shares of beneficial interest into any such shares; or

2.           amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of the Declaration of Trust that would change the preferences, rights or privileges with respect to the Series F Preferred Shares so as to affect the Series F Preferred Shares materially and adversely; but nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized Common Shares; (ii) in connection with the authorization or increase of any class or series of shares of beneficial interest ranking, as to distribution rights and liquidation preference, on a parity with or junior to the Series F Preferred Shares; (iii) in connection with any merger or consolidation in which the Company is the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares of beneficial interest and no securities convertible into shares of beneficial interest ranking as to distribution rights or liquidation preference senior to the Series F Preferred Shares other than the securities of the Company outstanding prior to such merger or consolidation; (iv) in connection with any merger or consolidation in which the Company is not the surviving entity if, as a result of the merger or consolidation, the holders of Series F Preferred Shares receive shares of stock or beneficial interest or other equity securities with preferences, rights and privileges substantially identical to the preferences, rights and privileges of the Series F Preferred Shares and there are outstanding no shares of stock or beneficial interest or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to the Series F Preferred Shares other than the securities of the Company outstanding prior to such merger or consolidation; (v) in connection with any merger or consolidation in which the holders of the Series F Preferred Shares receive cash in an amount equal to or greater than the Liquidation Preference per share plus all distributions accrued and unpaid thereon (whether or not declared) to the date of such merger or consolidation or (vi) if, at or prior to the time when the issuance of any such shares ranking senior to the Series F Preferred Shares is to be made or any such change is to take effect, as the case may be, the Series F Preferred Shares have been called for redemption upon proper notice of redemption to occur within 90 days and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series F Preferred Shares, unless the Redemption Price of the Series F Preferred Shares (other than any portion thereof consisting of accrued and unpaid dividends) shall be paid solely from the sale proceeds of such shares ranking senior to the Series F Preferred Shares.

Exhibit A to Second Amended & Restated Declaration of Trust

I.	Exclusion of Other Rights.

The Series F Preferred Shares shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Declaration of Trust.

J.	Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions

K.	Severability of Provisions.

If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series F Preferred Shares set forth in the Declaration of Trust is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series F Preferred Shares set forth in the Declaration of Trust which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series F Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

L.	No Preemptive Rights.

No holder of Series F Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of beneficial interest of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of beneficial interest of the Company.

M.	Conversion.

The Series F Preferred Shares are not convertible into or exchangeable for any other property or securities of the Company.

* * * * *

(EXHIBIT A END)

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

Exhibit A to Second Amended & Restated Declaration of Trust

EXHIBIT B

DESIGNATION OF THE PREFERENCES
AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS
TO SERIES G CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST OF GLIMCHER REALTY TRUST

The Series G Preferred Shares shall have the following designations, preferences, rights, powers and duties:

A.           Certain Definitions.

Unless the context otherwise requires, the terms defined in this paragraph (A) shall have, for all purposes of the provisions of the Declaration of Trust as currently in effect in respect of the Series G Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

Business Day.  The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Change of Control.  The term “Change of Control” shall mean (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all Voting Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of Voting Stock representing more than 50% of the total voting power of the Company’s total Voting Stock; (ii) the date the Company sells, transfers or otherwise disposes of all or substantially all of its assets; or (iii) the date of the consummation of a merger or share exchange of the Company with another Person where the Company’s shareholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of shares to elect directors by a separate group vote) to which all shareholders of the Person issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Trustees immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the Person issuing cash or securities in the merger or share exchange.

Code.  The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

Common Equity.  The term “Common Equity” shall mean all shares now or hereafter authorized of any class of common shares of beneficial interest of the Company, including the Common Shares, and any other shares of beneficial interest of the Company, howsoever designated, which has the right (subject always to prior rights of any class or series of preferred shares of beneficial interest) to participate in the distribution of the assets and earnings of the Company without limit as to per share amount.

Common Shares.  The term “Common Shares” shall mean the Common Shares of Beneficial Interest, $.01 par value per share, of the Company.

Company.  The term “Company” shall mean Glimcher Realty Trust, a real estate investment trust organized and existing under the laws of the State of Maryland.

Distribution Payment Date.  The term “Distribution Payment Date” shall have the meaning set forth in subparagraph (2) of paragraph (B) below.

Distribution Period.  The term “Distribution Period” shall mean the period from, and including, the Original Issue Date to, but not including, the first Distribution Payment Date and thereafter, each quarterly period from, and including, the Distribution Payment Date to, but not including, the next Distribution Payment Date.

Exhibit B to Second Amended & Restated Declaration of Trust

Distribution Rate.  The term “Distribution Rate” shall have the meaning set forth in subparagraph (1) of paragraph (B) below.

Distribution Record Date.  The term “Distribution Record Date” shall mean the date designated by the Board of Trustees of the Company at the time a distribution is declared, provided, however, that such Distribution Record Date shall be not more than 60 days nor less than 10 days prior to such Distribution Payment Date.

Exchange Act.  The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Junior Shares.  The term “Junior Shares” shall mean, as the case may be, (i) the Common Equity and any other class or series of shares of beneficial interest of the Company which is not entitled to receive any distributions in any Distribution Period unless all distributions required to have been paid or declared and set apart for payment on the Series G Preferred Shares shall have been so paid or declared and set apart for payment and (ii) the Common Equity and any other class or series of shares of beneficial interest of the Company which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Company until the Series G Preferred Shares shall have received the entire amount to which such Series G Preferred Shares is entitled upon such liquidation, dissolution or winding up.

Liquidation Preference.  The term “Liquidation Preference” shall mean $25.00 per share.

Operating Partnership.  The term “Operating Partnership” shall mean Glimcher Properties Limited Partnership, a Delaware limited partnership.

Original Issue Date.  The term “Original Issue Date” shall mean the date that Series G Preferred Shares are first issued by the Company.

Parity Shares.  The term “Parity Shares” shall mean, as the case may be, (i) any class or series of shares of beneficial interest of the Company which is entitled to receive payment of distributions on a parity with the Series G Preferred Shares or (ii) any class or series of shares of beneficial interest of the Company which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Company on a parity with the Series G Preferred Shares.  The term “Parity Shares” shall include the Series F Preferred Shares.

Person.  The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust classified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, but does not include an underwriter which participates in a public offering of the Series G Preferred Shares, provided that such ownership by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

Preferential Distribution Non-Payment.  The term “Preferential Distribution Non-Payment” shall have the meaning set forth in subparagraph (2) of paragraph (E) below.

Preferred Shares Trustee.  The term “Preferred Shares Trustee” shall have the meaning set forth in subparagraph (2) of paragraph (E) below.

Redemption Date.  The term “Redemption Date” shall have the meaning set forth in subparagraph (2) of paragraph (D) below.

Exhibit B to Second Amended & Restated Declaration of Trust

Redemption Price.  The term “Redemption Price” shall mean a price per Series G Preferred Share equal to $25.00 together with accrued and unpaid distributions, if any, thereon to the Redemption Date, without interest.

Redemption Record Date.  The term “Redemption Record Date” shall mean the date designated by the Board of Trustees of the Company for redemption of Series G Preferred Shares, provided, however, that such Redemption Record Date shall be not more than 90 days nor less than 30 days prior to such Redemption Date.

REIT.  The term “REIT” shall mean a real estate investment trust under Section 856 of the Code.

Senior Shares.  The term “Senior Shares” shall mean, as the case may be, (i) any class or series of shares of beneficial interest of the Company ranking senior to the Series G Preferred Shares in respect of the right to receive distributions or (ii) any class or series of shares of beneficial interest of the Company ranking senior to the Series G Preferred Shares in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Company.

Series F Preferred Shares.  The term “Series F Preferred Shares” shall mean the Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, of the Company.

Shares.  The term “Shares” shall mean transferable shares of beneficial interest of the Company of any class or series.
Special Distribution Rate.  The term “Special Distribution Rate” shall have the meaning set forth in subparagraph (1) of paragraph (B) below.

Voting Stock.  The term “Voting Stock” shall mean shares of beneficial interest of the Company of any class or series entitled to vote in the election of members of the Board of Trustees or shares or other equity interests in another Person of any class or series entitled to vote in the election of trustees or persons performing similar functions.

B.            Distributions.

1.           The record holders of Series G Preferred Shares shall be entitled to receive cash distributions, when, as and if authorized by the Board of Trustees and declared by the Company, out of assets legally available for payment of distributions.  Such distributions shall be payable quarterly by the Company in cash at a rate of 8.125% of the Liquidation Preference per annum (equivalent to $2.03125 per Series G Preferred Share per annum) (the “Distribution Rate”); provided, however, that if following a Change of Control, the Series G Preferred Shares are not listed on the New York Stock Exchange (“NYSE”) or the NYSE AMEX (“AMEX”), or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), record holders of Series G Preferred Shares shall be entitled to receive cash distributions, when, as and if authorized by the Board of Trustees and declared by the Company, out of assets legally available for payment of distributions, payable quarterly by the Company, from, but not including, the first date on which both the Change of Control has occurred and the Series G Preferred Shares are not so listed or quoted, in cash at a rate of 9.125% of the Liquidation Preference per annum (equivalent to $2.28125 per Series G Preferred Share per annum), for as long as the Series G Preferred Shares are not so listed on the NYSE or AMEX or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system) (the “Special Distribution Rate”).

2.           Distributions on Series G Preferred Shares shall accrue and be cumulative at the Distribution Rate or Special Distribution Rate, as applicable, from the Original Issue Date or, with respect to Series G Preferred Shares issued after the Original Issue Date, from the Distribution Payment Date (as defined below) immediately preceding the date of issuance thereof. Distributions shall be payable quarterly in arrears when, as and if authorized by the Board of Trustees of the Company on the 15th day of January, April, July and October of each year (each, a “Distribution Payment Date”), commencing on the Business Day next succeeding April 15, 2004 and commencing on July 15, 2010 for the Additional Shares.  If any Distribution Payment Date occurs on a day that is not a Business Day, any accrued distributions otherwise payable on such Distribution Payment Date shall be paid on the next succeeding Business Day. The amount of distributions payable on Series G Preferred Shares for each full Distribution Period shall be computed by dividing by four the annual distribution rate set forth in subparagraph (1) of this paragraph (B) above. Distributions payable in respect of any Distribution Period which is less than a full Distribution Period in length will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be paid to the holders of record of the Series G Preferred Shares as their names shall appear on the share records of the Company at the close of business on the Distribution Record Date for such distribution. Distributions in respect of any past Distribution Periods that are in arrears may be declared and paid at any time to holders of record on the Distribution Record Date therefor. Any distribution payment made on Series F Preferred Shares shall be first credited against the earliest accrued but unpaid distribution due which remains payable. The Series G Preferred Shares rank on a parity with the Series F Preferred Shares, as to distributions in the manner and to the extent provided herein.

Exhibit B to Second Amended & Restated Declaration of Trust

3.           If any Series G Preferred Shares are outstanding, no distributions (other than in Junior Shares) shall be authorized or paid or set apart for payment on any other class or series of Junior Shares or Parity Shares for any period unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series G Preferred Shares for all past Distribution Periods and the then current Distribution Period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Shares and any other class or series of Preferred Shares ranking on a parity as to distributions with the Series G Preferred Shares, all distributions authorized upon the Series G Preferred Shares and any other such class or series of Preferred Shares shall be authorized pro rata so that the amount of distributions authorized per share on the Series G Preferred Shares and such class or series of Shares shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the Series G Preferred Shares and such class or series of Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series G Preferred Shares which may be in arrears.

4.           Unless full cumulative distributions on the Series G Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Junior Shares or Parity Shares shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other Junior Shares).

5.           Notwithstanding anything contained herein to the contrary, no distributions on Series G Preferred Shares shall be authorized by the Board of Trustees of the Company or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

6.           Notwithstanding anything contained herein to the contrary, distributions on the Series G Preferred Shares, if not paid on the applicable Distribution Payment Date, will accrue without interest whether or not any agreement of the Company prohibits payment of such distributions, whether or not distributions are authorized for such Distribution Payment Date, whether or not the Company has earnings and whether or not there are assets legally available for the payment of such distributions.

7.           If the Board of Trustees determines that it is permissible under applicable law and that the distributions will qualify for the dividends paid deduction (within the meaning of Sections 561 and 562 of the Code or any successor provisions thereto), such distributions shall be paid as follows: first, from income of the Company other than net capital gains, and the balance, if any, from net capital gains of the Company. If the Board of Trustees determines, in its sole discretion, that distributions to be paid in accordance with the preceding sentence might not qualify for such dividends paid deduction, or might not be permissible under applicable law, then such distributions shall be paid in a manner determined by the Board of Trustees.

8.           If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Code or any successor revenue code or section) any portion (the “Capital Gains Amount”) of the total dividends (as determined for United States federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of Shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series G Preferred Shares shall be in the same proportion that the Total Dividends paid or made available to the holders of Series G Preferred Shares for such taxable year bears to the Total Dividends for such taxable year made with respect to all classes or series of Shares outstanding.

C.           Distributions Upon Liquidation, Dissolution or Winding Up.

1.           Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, subject to the prior preferences and other rights of any Senior Shares as to liquidation preferences, but before any distribution or payment shall be made to the holders of any Junior Shares as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, the holders of Series G Preferred Shares shall be entitled to receive out of the assets of the Company legally available for distribution to its shareholders liquidating distributions in cash or property at its fair market value as determined by the Board of Trustees in the amount of the Liquidation Preference per share plus an amount equal to all distributions accrued and unpaid thereon (whether or not declared) to the date of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the Series G Preferred Shares shall be cancelled and the holders of Series G Preferred Shares will have no right or claim to any of the remaining assets of the Company and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

Exhibit B to Second Amended & Restated Declaration of Trust

2.           In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the Liquidation Preference per share plus an amount equal to all distributions accrued and unpaid on the Series G Preferred Shares and the corresponding amounts payable on all shares of Parity Shares as to the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series G Preferred Shares and all such Parity Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. The Series G Preferred Shares rank on a parity with the Series F Preferred Shares as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company. Neither the consolidation or merger of the Company into or with another entity nor the dissolution, liquidation, winding up or reorganization of the Company immediately followed by incorporation of another corporation to which such assets are distributed, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Company to another entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this paragraph (C); provided that, in each case, effective provision is made in the charter of the resulting or surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of the Series G Preferred Shares.

3.           In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

D.           Redemption by the Company.

1.           The Series G Preferred Shares may be redeemed for cash, in whole or from time to time in part, on any date on or after February 23, 2009 as fixed by the Board of Trustees of the Company at the Redemption Price.

2.           Each date fixed for redemption pursuant to subparagraph (1) of this paragraph (D) is called a “Redemption Date.”  If the Redemption Date is after a Distribution Record Date and before the related Distribution Payment Date, the distribution payable on such Distribution Payment Date shall be paid to the holder in whose name the Series G Preferred Shares to be redeemed are registered at the close of business on such Distribution Record Date notwithstanding the redemption thereof between such Distribution Record Date and the related Distribution Payment Date or the Company’s default in the payment of the distribution.

3.           In case of redemption of less than all of the Series G Preferred Shares at the time outstanding, the shares to be redeemed shall be selected by the Company pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Board of Trustees. In order to facilitate the redemption of Series G Preferred Shares, the Board of Trustees may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 90 days prior to the date fixed for such redemption.

4.           Notice of any redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 90 days prior to the Redemption Date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to the respective holders of record of the Series G Preferred Shares to be redeemed at their respective addressees as they appear on the share transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series G Preferred Shares except as to any holder to whom the Company has failed to give notice or except as to any holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series G Preferred Shares may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Series G Preferred Shares to be redeemed and, if less than all shares held by the particular holder are to be redeemed, the number of Series G Preferred Shares to be redeemed from such holder; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on the Redemption Date.

Exhibit B to Second Amended & Restated Declaration of Trust

5.           If notice has been mailed in accordance with subparagraph (4) of this paragraph (D), and such notice provides that on or before the Redemption Date specified therein all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, distributions on the Series G Preferred Shares so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series G Preferred Shares, and all rights of the holders thereof as shareholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price. In case fewer than all the shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed shares without cost to the holder thereof.

6.           Any funds deposited with a bank or trust company for the purpose of redeeming Series G Preferred Shares shall be irrevocable except that:

a.           the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

b.            any balance of monies so deposited by the Company and unclaimed by the holders of the Series G Preferred Shares entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

7.           No Series G Preferred Shares may be redeemed except with assets legally available for the payment of the Redemption Price.

8.           Unless full cumulative distributions on all Series G Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series G Preferred Shares shall be redeemed unless all outstanding Series G Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series G Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series G Preferred Shares, provided further, however, that the foregoing shall not prevent the purchase or acquisition of Series G Preferred Shares from persons owning in the aggregate 8.0% or more of the lesser of the number or value of the total outstanding shares of beneficial interest of the Company or 9.9% or more of the lesser of the number or value of the total outstanding Series G Preferred Shares pursuant to provisions of the Declaration of Trust. Unless full cumulative distributions on all outstanding Series G Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, the Company shall not purchase or otherwise acquire directly or indirectly any Series G Preferred Shares (except by conversion into or exchange for shares of the Company ranking junior to the Series G Preferred Shares as to distributions and upon liquidation, dissolution or winding up of the affairs of the Company).

9.           All Series G Preferred Shares redeemed pursuant to this paragraph (D) shall be retired and shall be reclassified as authorized and unissued preferred shares, without designation as to class or series, and may thereafter be reissued as any class or series of preferred shares.

Exhibit B to Second Amended & Restated Declaration of Trust

E.           Voting Rights.

1.           The holders of Series G Preferred Shares shall not be entitled to vote on any matter except (i) as provided in paragraph (I) or (ii) as provided in subparagraph (2) of this paragraph (E).

2.           In the event the Company shall have failed to authorize and pay or set apart for payment in full the distributions accumulated on the outstanding Series G Preferred Shares for any six or more quarterly Distribution Periods, regardless of whether such quarterly periods are consecutive (a “Preferential Distribution Non-Payment”), the number of trustees of the Company shall be increased by two and the holders of the outstanding Series G Preferred Shares, voting together as a class with all other classes or series of preferred shares of the Company ranking on a parity with the Series G Preferred Shares with respect to distribution rights and then entitled to vote on the election of such additional two trustees, shall be entitled to elect such two additional trustees until the full distributions accumulated for the past distribution periods and the then current distribution period on all outstanding Series G Preferred Shares have been authorized and paid or set apart for payment. Upon the occurrence of a Preferential Distribution Non-Payment or a vacancy in the office of a Preferred Shares Trustee (as defined below), the Board of Trustees may, and upon the written request of the holders of record of not less than 20% of the holders of the Series G Preferred Shares and all holders of other classes or series of preferred shares of the Company ranking on a parity with the Series G Preferred Shares with respect to distribution rights who are then entitled to vote on the election of such additional trustee or trustees shall call a special meeting of such holders for the purpose of electing the additional trustee or trustees. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Company, provided that the Company shall not be required to call such a special meeting if such request is received less than 90 days before the date fixed for the next ensuing annual meeting of shareholders of the Company and all holders of the Series G Preferred Shares and shares of any other class or series of preferred shares of the Company ranking on a parity with the Series G Preferred Shares with respect to distribution rights are afforded the opportunity to elect such additional trustee or trustees (or fill any vacancy) at such annual meeting of shareholders.

If and when all accumulated distributions on the Series G Preferred Shares have been authorized and paid or set aside for payment in full, the holders of the Series G Preferred Shares shall be divested of the special voting rights provided by this subparagraph (2) of paragraph (E), subject to revesting in the event of each and every subsequent Preferential Distribution Non-Payment. Upon termination of such special voting rights attributable to all holders of the Series G Preferred Shares and shares of any other class or series of preferred shares of the Company ranking on a parity with the Series G Preferred Shares with respect to distribution rights, the term of office of each trustee elected by the holders of the Series G Preferred Shares and such parity preferred shares (a “Preferred Shares Trustee”) pursuant to such special voting rights shall forthwith terminate and the number of trustees constituting the entire Board of Trustees shall be reduced by the number of Preferred Shares Trustees. Any Preferred Shares Trustee may be removed only by the vote of the holders of record of a majority of the outstanding Series G Preferred Shares and all other series of preferred shares of the Company ranking on a parity with the Series G Preferred Shares with respect to distribution rights who would then be entitled to vote in such Preferred Shares Trustee’s election, voting together as a separate class, at a meeting called for such purpose.

3.           So long as any Series G Preferred Shares are outstanding, the number of trustees constituting the entire Board of Trustees of the Company shall at all times be such that the exercise, by the holders of the Series G Preferred Shares and the holders of preferred shares of the Company ranking on a parity with the Series G Preferred Shares with respect to distribution rights, of the right to elect trustees under the circumstances provided for in subparagraph (2) of this paragraph (E) will not contravene any provision of the Declaration of Trust restricting the number of trustees which may constitute the entire Board of Trustees.

4.           Trustees elected pursuant to subparagraph (2) of this paragraph (E) shall serve until the earlier of (x) the next annual meeting of the shareholders of the Company and the election (by the holders of the Series G Preferred Shares and the holders of preferred shares of the Company ranking on a parity with the Series G Preferred Shares with respect to distribution rights) and qualification of their respective successors or (y) the termination of the term of office of each Preferred Shares Trustee upon the termination of the special voting rights as provided for in subparagraph (2) of this paragraph (E) or as otherwise provided for in subparagraph (2) of this paragraph (E).

Exhibit B to Second Amended & Restated Declaration of Trust

5.           So long as a Preferential Distribution Non-Payment shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by vote of the holders of record of a majority of the outstanding Series G Preferred Shares and all other series of preferred shares ranking on a parity with the Series G Preferred Shares with respect to distribution rights who are then entitled to vote in the election of such Preferred Shares Trustee as provided above. As long as the Preferential Distribution Non-Payment shall continue, holders of the Series G Preferred Shares shall not, as such shareholders, be entitled to vote on the election or removal of trustees other than Preferred Shares Trustees, but shall not be divested of any other voting rights provided to such shareholders as set forth herein.

F.           Trustees’ Right to Refuse to Transfer Series G Preferred Shares; Limitation on Holdings.

1.           The terms and provisions of this paragraph (F) shall apply in addition to, and not in limitation of, the terms and provisions of Section 7.9 of the Declaration of Trust.

2.           Each Person who owns directly or indirectly more than 5.0% in number or value of the total Series G Preferred Shares outstanding shall, by January 30 of each year, give written notice to the Company stating the Person’s name and address, the number of Series G Preferred Shares directly or indirectly owned by such Person, and a description of the capacity in which such Series G Preferred Shares are held. The number and value of the total Series G Preferred Shares outstanding shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereunder. In addition, each direct or indirect holder of Series G Preferred Shares, irrespective of such shareholder’s percentage ownership of outstanding Series G Preferred Shares, shall upon demand disclose to the Company in writing such information with respect to the direct or indirect ownership of Series G Preferred Shares as the Board of Trustees deems necessary from time to time to enable the Board of Trustees to determine whether the Company complies with the REIT Provisions of the Code (as defined in Section 1.1 of the Declaration of Trust), to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance or to determine any such compliance with this paragraph (F).

3.           If, in the opinion of the Board of Trustees, which shall be binding upon any prospective acquiror of Series G Preferred Shares, any proposed transfer or issuance would jeopardize the status of the Company as a REIT under the REIT Provisions of the Code, the Board of Trustees shall have the right, but not the duty, to refuse to permit such transfer or issuance or refuse to give effect to such transfer or issuance and to take any action to void any such issuance or cause any such transfer not to occur.

4.           As a condition to any transfer and/or registration of transfer on the books of the Company of any Series G Preferred Shares which could result in direct or indirect ownership of Series G Preferred Shares exceeding 9.9% of the lesser of the number or the value of the total Series G Preferred Shares outstanding (the “Series G Excess Preferred Shares”) by a Person other than a Series G Preferred Excepted Person (as defined in subparagraph (5) below), such prospective transferee shall give written notice to the Company of the proposed transfer and shall furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

5.           Any transfer or issuance of Series G Preferred Shares that would (i) create a direct or indirect owner of Series G Excess Preferred Shares other than a Series G Preferred Excepted Person (as defined below) or (ii) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Series G Preferred Shares hereunder and shall be deemed never to have had an interest therein.

“Series G Preferred Excepted Person” shall mean any Person approved by the Board of Trustees, at their option and in their sole discretion, provided, however, that such approval shall not be granted to any Person whose ownership of in excess of 9.9% of the lesser of the number or the value of the total Series G Preferred Shares outstanding would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Company as a REIT under the REIT Provisions of the Code.

Exhibit B to Second Amended & Restated Declaration of Trust

6.           The Company, by notice to the holder thereof which shall be binding upon any proposed transferee of Series G Preferred Shares, may purchase any or all Series G Preferred Shares that are proposed to be transferred pursuant to a transfer which, in the opinion of the Board of Trustees, would result in any Person acquiring Series G Excess Preferred Shares, or would otherwise jeopardize the status of the Company as a real estate investment trust under the REIT Provisions of the Code. The purchase price for any Series G Excess Preferred Shares to be transferred shall be equal to the fair market value of the Series G Preferred Shares on the last trading day immediately preceding the day on which notice of such proposed transfer is sent, as reflected in the closing sale price for the Series G Preferred Shares, if then listed on a national securities exchange, or such price for the Series G Preferred Shares on the principal exchange if then listed on more than one national securities exchange, or if the Series G Preferred Shares are not then listed on a national securities exchange, the latest bid quotation for the Series G Preferred Shares if then traded over-the-counter, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the fair market value of such Series G Preferred Shares as determined by the Board of Trustees in good faith. Prompt payment of the purchase price shall be made in cash by the Company in such manner as may be determined by the Board of Trustees. From and after the date fixed for purchase by the Board of Trustees, and so long as payment of the purchase price for the Series G Preferred Shares to be so redeemed shall have been made or duly provided for, the holder of any Series G Excess Preferred Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Series G Preferred Shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any dividend or distribution paid to a proposed transferee of Series G Excess Preferred Shares prior to the discovery by the Company that the Series G Preferred Shares have been transferred in violation of this paragraph (F) shall be repaid to the Company upon demand. The rights granted to the Company in this subparagraph (6) shall not limit the effect of, restrictions in, or rights of the Company or the Board of Trustees under, any other provision of this paragraph (F).

7.           Notwithstanding any other provision set forth herein, the Declaration of Trust or the Company’s Bylaws, subparagraphs (5), (6), (7) and (8) of this paragraph (F) may not be amended or repealed without the affirmative vote of the holders of not less than two-thirds of the Series G Preferred Shares then outstanding and entitled to vote. If subparagraph (5), (6), (7) or (8) of this paragraph (F) is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the acquiror of Series G Preferred Shares in violation of such sections shall be deemed, at the option of the Company, to have acted as agent on behalf of the Company in acquiring such Series G Preferred Shares on behalf of the Company.

8.           Subject to subparagraph (12), notwithstanding any other provision set forth herein to the contrary, any purported transfer, sale or acquisition of Series G Preferred Shares (whether such purported transfer, sale or acquisition results from the direct or indirect acquisition of ownership of Series G Preferred Shares) which would result in the termination of the status of the Company as a real estate investment trust under the REIT Provisions of the Code shall be null and void ab initio. Any such Series G Preferred Shares may be treated by the Board of Trustees in the manner prescribed for Series G Excess Preferred Shares in subparagraph (6) of this paragraph (F).

9.           Subject to subparagraphs (11) and (12), nothing contained in this paragraph (F) or in any other provision set forth herein shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Company and the interests of the shareholders by preservation of the Company’s status as a real estate investment trust under the REIT Provisions of the Code.

10.           Subject to subparagraph (11), if any provision of this paragraph (F) or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this paragraph (F) may be inconsistent with any other provision set forth herein, this paragraph (F) shall be controlling.

11.           For purposes of the provisions set forth herein, Series G Preferred Shares not owned directly shall be deemed to be owned indirectly by a person if that person or a group of which he is a member would be the beneficial owner of such Series G Preferred Shares, as defined in Rule 13d-3 under the Exchange Act, as amended, and/or would be considered to own such Series G Preferred Shares by reason of the REIT Provisions of the Code.

12.           Notwithstanding any other provision of paragraph (F), nothing contained herein shall preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction takes place or occurs shall not negate the effect of any other provision of this paragraph (F) and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this paragraph (F).

Exhibit B to Second Amended & Restated Declaration of Trust

G.	Information Rights.

During any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act and any Series G Preferred Shares are outstanding, the Company will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series G Preferred Shares as their names and addresses appear in the record books of the Company and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended, and (ii) promptly, upon request, supply copies of such reports to any prospective beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Series G Preferred Shares. The Company will mail (or otherwise provide) the information to the holders of Series G Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Company were subject to Section 13 or 15(d) of the Exchange Act.

H.	Ranking.

With regard to rights to receive distributions and amounts payable upon liquidation, dissolution or winding up of the Company, the Series G Preferred Shares rank senior to the Common Shares and on a parity with (a) the Series F Preferred Shares in the manner and to the extent provided herein and (b) any other preferred shares issued by the Company, unless the terms of such other preferred shares provide otherwise and, if applicable, the requirements of paragraph (I) hereof have been complied with. However, the Company may authorize or increase the authorized amount of any class or series of shares of beneficial interest ranking on a parity with or junior to the Series G Preferred Shares as to distribution rights or liquidation preference without the vote or consent of the holders of the Series G Preferred Shares.

I.	Limitations.

So long as any Series G Preferred Shares are outstanding, the Company shall not without the affirmative vote, or the written consent, of the holders of at least two-thirds of the total number of outstanding Series G Preferred Shares, voting as a class:

1.           authorize, create or issue, or increase the authorized or issued amount of any class or series of, or rights to subscribe to or acquire any security convertible into, any class or series of shares of beneficial interest ranking as to distribution rights or liquidation preference senior to the Series G Preferred Shares, or reclassify any shares of beneficial interest into any such shares; or

2.           amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of the Declaration of Trust that would change the preferences, rights or privileges with respect to the Series G Preferred Shares so as to affect the Series G Preferred Shares materially and adversely; but nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized Common Shares; (ii) in connection with the authorization or increase of any class or series of shares of beneficial interest ranking, as to distribution rights and liquidation preference, on a parity with or junior to the Series G Preferred Shares; (iii) in connection with any merger or consolidation in which the Company is the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares of beneficial interest and no securities convertible into shares of beneficial interest ranking as to distribution rights or liquidation preference senior to the Series G Preferred Shares other than the securities of the Company outstanding prior to such merger or consolidation; (iv) in connection with any merger or consolidation in which the Company is not the surviving entity if, as a result of the merger or consolidation, the holders of Series G Preferred Shares receive shares of stock or beneficial interest or other equity securities with preferences, rights and privileges substantially identical to the preferences, rights and privileges of the Series G Preferred Shares and there are outstanding no shares of stock or beneficial interest or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to the Series G Preferred Shares other than the securities of the Company outstanding prior to such merger or consolidation; (v) in connection with any merger or consolidation in which the holders of the Series G Preferred Shares receive cash in an amount equal to or greater than the Liquidation Preference per share plus all distributions accrued and unpaid thereon (whether or not declared) to the date of such merger or consolidation or (vi) if, at or prior to the time when the issuance of any such shares ranking senior to the Series G Preferred Shares is to be made or any such change is to take effect, as the case may be, the Series G Preferred Shares have been called for redemption upon proper notice of redemption to occur within 90 days and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series G Preferred Shares, unless the Redemption Price of the Series G Preferred Shares (other than any portion thereof consisting of accrued and unpaid dividends) shall be paid solely from the sale proceeds of such shares ranking senior to the Series G Preferred Shares.

Exhibit B to Second Amended & Restated Declaration of Trust

J.	Exclusion of Other Rights.

The Series G Preferred Shares shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Declaration of Trust.

K.	Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions.

L.	Severability of Provisions.

If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series G Preferred Shares set forth in the Declaration of Trust is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series G Preferred Shares set forth in the Declaration of Trust which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series G Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

M.	No Preemptive Rights.

No holder of Series G Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of beneficial interest of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of beneficial interest of the Company.

N.	Conversion.

The Series G Preferred Shares are not convertible into or exchangeable for any other property or securities of the Company.

* * * * *

(EXHIBIT B END)

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Exhibit B to Second Amended & Restated Declaration of Trust